                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                         ---------------------

                               FORM 8-K

                            CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report: (Date of Earliest Event Reported):  September 16, 1999
                            (September 9, 1999)


                             -----------------


                                CRIIMI MAE INC.
            (Exact name of registrant as specified in its charter)

        Maryland                   1-10360                        52-1622022
(State or other jurisdiction     (Commission                   (I.R.S. Employer
 of incorporation)               File Number)                Identification No.)

                             -------------------


                             11200 Rockville Pike
                         Rockville, Maryland  20852
  (Address of principal executive offices, including zip code, of Registrant)

                                (301) 816-2300
            (Registrant's telephone number, including area code)

Item 5.  Other Events

     Attached as exhibits to this Current Report on Form 8-K are (1) a Stock Purchase Agreement between the Company and AP-CM, L.L.C. dated September 9, 1999, including draft Articles Supplementary to the Articles of Incorporation of CRIIMI MAE Inc. for Series E Cumulative Convertible Preferred Stock attached as an exhibit to the Stock Purchase Agreement, (2) a press release issued by the Company on September 9, 1999 announcing the execution of a stock purchase agreement between the Company and an affiliate of Apollo Real Estate Advisors IV, L.P., and (3) a press release issued by the Company on September 15, 1999 announcing the declaration of a dividend to common shareholders of 1.61 million shares of a new series of $10 Face Value Series F Redeemable Cumulative Dividend Preferred Stock. Each of the above referenced documents is hereby incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     The following exhibits are filed as a part of this Current Report on Form 8-K:

(c)      Exhibit

10 Stock Purchase Agreement between CRIIMI MAE Inc. and AP-CM, L.L.C. dated September 9, 1999, including draft Articles Supplementary to the Articles of Incorporation of CRIIMI MAE Inc. attached as an exhibit to the Stock Purchase Agreement.
99.1     Press Release issued by CRIIMI MAE Inc. on September 9, 1999.
99.2     Press Release issued by CRIIMI MAE Inc. on September 15, 1999.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CRIIMI MAE Inc.



Dated:  September 16, 1999            /s/ William B. Dockser
--------------------------            ----------------------
                                      William B. Dockser
                                      Chairman of the Board

                               EXHIBIT INDEX

Exhibit
No.                                         Description
--------------------------------------------------------------------------------

*10         Stock Purchase Agreement between CRIIMI MAE Inc. and AP-CM, L.L.C.
            dated September 9, 1999, including draft Articles Supplementary to the Articles of Incorporation of CRIIMI MAE, Inc. attached as an exhibit to the Stock Purchase Agreement.
*99.1       Press Release issued by CRIIMI MAE Inc. on September 9, 1999.
*99.2       Press Release issued by CRIIMI MAE Inc. on September 15, 1999.



----------------
*Filed herewith.

EXHIBIT 10


                                                                CONFORMED COPY

                         STOCK PURCHASE AGREEMENT

                         dated September 9, 1999,

                                  between

                              CRIIMI MAE INC.

                                   and

                               AP-CM, L.L.C.

                             TABLE OF CONTENTS

                                                                    Page


ARTICLE I
         THE PURCHASE AND SALE OF SERIES E PREFERRED STOCK.........   2
         1.1      The Purchase.....................................   2
         1.2      Use of Proceeds..................................   2
         1.3      The Closing......................................   2
         1.4      Additional Actions at the Closing................   2
         1.5      Certain Adjustments of Initial Conversion Price
                  of Series E Preferred Stock by Reason of Stock
                  Issuances, etc...................................   3
         1.6      Certain Adjustments of Initial Conversion Price
                  of Series E Preferred Stock by Reason of Financing
                  Terms............................................   3

ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............  4
         2.1      Organization, Qualification, Corporate Power
                  and Authority.....................................  4
         2.2      Capitalization....................................  5
         2.3      Articles Supplementary, etc.......................  5
         2.4      Noncontravention..................................  6
         2.5      Company Entities..................................  6
         2.6      Financial Statements..............................  7
         2.7      Absence of Certain Changes........................  8
         2.8      Undisclosed Liabilities...........................  8
         2.9      Tax Matters.......................................  8
         2.10     Tangible Assets................................... 10
         2.11     Owned Real Property............................... 10
         2.12     Intellectual Property............................. 11
         2.13     Real Property Leases.............................. 11
         2.14     Contracts......................................... 12
         2.15     Licenses and Authorizations....................... 13
         2.16     Litigation........................................ 14
         2.17     Employees......................................... 14
         2.18     Employee Benefits................................. 14
         2.19     Environmental Matters............................. 15
         2.20     Legal Compliance.................................. 16
         2.21     Assets............................................ 16
         2.22     Brokers' Fees..................................... 16
         2.23     Certain Information............................... 17
         2.24     Company SEC Reports............................... 17
         2.25     Transactions with Affiliates...................... 17

         2.26     Discontinued Operations........................... 18
         2.27     Cash Flow From Operating Activities............... 18
         2.28     Debtors' Compliance............................... 18

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE BUYER................ 18
         3.1      Organization Qualification, Corporate Power and
                  Authority......................................... 18
         3.2      Noncontravention.................................. 19
         3.3      Litigation........................................ 19
         3.4      Legal Compliance.................................. 19
         3.5      Brokers' Fees..................................... 20
         3.6      Certain Information............................... 20
         3.7      Investment Intent................................. 20
                  Minimum Net Worth................................. 20
         3.8      Effect on Company REIT Status..................... 20

ARTICLE IV
         COVENANTS.................................................. 20
         4.1      Best Efforts...................................... 20
         4.2      Approvals; Consents............................... 21
         4.3      Bankruptcy Covenants.............................. 21
         4.4      Operation of Business............................. 22
         4.5      Notice of Breaches................................ 25
         4.6      Exclusivity....................................... 25
         4.7      Delivery of Financial Statements.................. 26
         4.8      Full Access....................................... 26
         4.9      Disclosure Statement.............................. 27
         4.10     Sale of Certain Bonds; Treatment of Differential.. 27
         4.11     Restrictions on Transfer of Securities............ 29
         4.12     Restrictions on Certain Transactions.............. 31
         4.13     Good Faith Deposit................................ 31

ARTICLE V
         CONDITIONS TO CLOSING...................................... 31
         5.1      Conditions to Obligations of Each Party........... 31
         5.2      Conditions to Obligations of the Buyer............ 32
         5.3      Conditions to Obligations of the Company.......... 33

ARTICLE VI
         TERMINATION................................................ 34
         6.1      Termination....................................... 34
         6.2      Effect of Termination; Buyer Breakup Fee.......... 36

ARTICLE VII
         DEFINITIONS................................................ 37

ARTICLE VIII
         GENERAL PROVISIONS........................................  40
         8.1      Press Releases and Announcements.................  40
         8.2      No Third Party Beneficiaries.....................  40
         8.3      Entire Agreement.................................  40
         8.4      Succession and Assignment........................  41
         8.5      Counterparts.....................................  41
         8.6      Headings.........................................  41
         8.7      Notices..........................................  41
         8.8      Governing Law....................................  42
         8.9      Amendments and Waivers...........................  42
         8.10     Severability.....................................  43
         8.11     Expenses.........................................  43
         8.12     Construction.....................................  43
         8.13     Incorporation of Exhibits and Schedules..........  43
         8.14     Survival of Representations......................  43
         8.15     Commitment Fee...................................  44


Exhibit A -     Debtors' Joint Plan of Reorganization
Exhibit B -     Intentionally Omitted
Exhibit C -     Articles Supplementary
Exhibit D -     Opinion of Counsel to the Company
Exhibit E -     Intentionally Omitted
Exhibit F -     Term Sheet for Dividend Preferred Stock

                 INDEX OF DEFINED TERMSINDEX OF DEFINED TERMS
                                                                    Page

Additional Financing...............................................  29
Adjustment Event...................................................   3
Affiliate..........................................................  35
Agreement..........................................................   1
Apollo.............................................................   1
Articles Supplementary.............................................   2
Assignee...........................................................  41
Audited Company Financial Statements...............................   7
Bankruptcy Code....................................................   4
Bankruptcy Court...................................................   1
Breakup Event......................................................  36
Business Day.......................................................  37
Buyer..............................................................   1
Buyer Breakup Fee..................................................  36
Buyer Material Adverse Effect......................................  37
Buyer Reimbursement................................................  43
CERCLA.............................................................  38
Chapter 11 Proceeding..............................................   1
Closing............................................................   2
Closing Date.......................................................   2
CMBS Bonds.........................................................  27
Code...............................................................   9
Company............................................................   1
Company Acquisition Proposals......................................  25
Company Affiliated Group...........................................  38
Company Affiliated Period..........................................  36
Company Assets.....................................................  17
Company Authorizations.............................................  13
Company Balance Sheet Date.........................................   7
Company Capital Stock..............................................   1
Company Common Stock...............................................   1
Company Contracts..................................................  12
Company Employee Benefit Plans.....................................  14
Company Financial Statements.......................................   7
Company Group......................................................   9
Company Intellectual Property......................................  11
Company Material Adverse Effect....................................  38
Company Preferred Stock............................................   1
Company SEC Reports................................................  17
Confidentiality Agreement..........................................  26

Confirmation Order.................................................   1
Contracts..........................................................  12
Debtor.............................................................   1
Debtors............................................................   1
Deposit............................................................  31
Differential.......................................................  28
Diligence Period...................................................  27
Disclosure Letter..................................................   4
Disclosure Statement...............................................  22
Dispose............................................................  23
Due Diligence Period...............................................  36
Eligible Holder....................................................  28
Employee Benefit Plan..............................................  38
Environment........................................................  38
Environmental Authorization........................................  38
Environmental Law..................................................  38
Environmental Property Transfer Act................................  39
ERISA..............................................................  39
ERISA Affiliate....................................................  39
Escrow Agreement...................................................  31
Exchange Act.......................................................   6
Exclusivity Provisions.............................................  25
Filing Date........................................................  39
Fully Diluted Common Stock.........................................   3
GAAP...............................................................   7
Governmental Entity................................................  39
Higher and Better Offer............................................  26
Holder Preferred Stock.............................................  28
Initial Purchase Motion............................................  21
Initial Purchase Order.............................................  21
Interim Monthly Financial Statements...............................  26
Junior Dividend Stock..............................................   3
Knowledge..........................................................  39
Materials of Environmental Concern.................................  39
NYSE...............................................................  31
October 5 Unaudited Company Balance Sheet..........................   8
Ordinary Course of Business........................................  39
Parties............................................................   1
Person.............................................................  40
Pre-Filing Period..................................................   6
Proceeding.........................................................  42
Purchase...........................................................   1
Purchase Price.....................................................   2

Purchased Shares...................................................   2
QIB................................................................  20
Record Date........................................................  28
Registration Rights Agreement......................................   1
Restated Articles of Incorporation.................................   2
Restricted Securities..............................................  29
Rights.............................................................  28
Rights Offering....................................................  28
SEC................................................................   7
Securities Act.....................................................   1
Security Interest..................................................  40
Series B Preferred Stock...........................................   5
Series C Preferred Stock...........................................   5
Series D Preferred Stock...........................................   5
Series E Preferred Stock...........................................   1
State Authority....................................................  13
Tax Returns........................................................  40
Taxes..............................................................  40
Third Party........................................................  25
Unaudited Quarterly Financial Statements...........................  26

                             STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is dated September 9, 1999, and is between AP-CM, L.L.C., a Delaware limited liability company (the "Buyer"), and CRIIMI MAE INC., a Maryland corporation (the "Company" and, together with the Buyer, the "Parties").

                             PRELIMINARY STATEMENT

     A. The Company and those subsidiaries of the Company set forth in Schedule A (collectively, the "Debtors" and individually, a "Debtor") are debtors in certain Chapter 11 cases (Case Nos. 98-23115 through and including 98-23117) pending before the United States Bankruptcy Court for the District of Maryland, Greenbelt Division (the "Bankruptcy Court"; those cases collectively, the "Chapter 11 Proceeding").

     B. The members of the Buyer include among others Apollo Real Estate Advisors IV, L.P. and/or one or more of its Affiliates and funds under management.

     C. The Company wishes to sell to the Buyer, and the Buyer wishes to purchase from the Company, 500,000 shares of a new series of the preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock") designated Series E Cumulative Convertible Preferred Stock of the Company (the "Series E Preferred Stock").

     D. The purchase of the Series E Preferred Stock pursuant to this Agreement (the "Purchase") forms part of the Joint Plan of Reorganization of the Debtors attached hereto in preliminary form as Exhibit A (such Plan, in such form as the parties shall agree, the "Plan").

     E. No later than the eighteenth (18th) Business Day following the date of execution and delivery of this Agreement, the Parties will execute and deliver a Registration Rights Agreement on such terms as they mutually shall agree (the "Registration Rights Agreement"), pursuant to which the Company shall agree to provide certain registration rights under the Securities Act of 1933 Act, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and applicable state securities laws, with respect to the shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"; together with the Company Preferred Stock, the "Company Capital Stock") into which the shares of Series E Preferred Stock purchased by the Buyer pursuant to this Agreement are convertible (and, to the limited extent provided therein, with respect to such shares of Series E Preferred Stock).

     F. The transactions contemplated by this Agreement, including the Purchase, will be consummated pursuant to the Plan as confirmed by an order of the Bankruptcy Court entered pursuant to Section 1129 of the Bankruptcy Code (the "Confirmation Order").

         The Parties therefore agree as follows:


                                 ARTICLE I

           THE PURCHASE AND SALE OF SERIES E PREFERRED STOCK

     1.1 The Purchase. Upon the terms and subject to the conditions hereof, at the Closing (as defined below) the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, 500,000 shares of Series E Preferred Stock, subject to adjustment pursuant to Section 1.5 (those shares, the "Purchased Shares"). The Company shall issue to or at the direction of the Buyer certificates for the Purchased Shares registered in the names and evidencing the percentages of the Purchased Shares as directed by the Buyer consistent with the terms hereof no less than three (3) Business Days prior to the Closing. The Purchased Shares must be free and clear of any liens, charges, encumbrances, security interests, options or rights or claims of others with respect thereto. The Buyer shall transfer and deliver to the Company in immediately available funds in payment for the Purchased Shares an amount equal to $100 multiplied by the number of Purchased Shares (that amount, the "Purchase Price").

     1.2 Use of Proceeds. Use of Proceeds. The Company shall use the net proceeds of the Purchase to satisfy partially the Company's obligations under the Plan and for general corporate purposes.

     1.3 The Closing. Unless this Agreement is terminated pursuant to Article VI, the Parties shall cause the closing of the transactions contemplated by this Agreement (the "Closing") to take place at the offices of Venable, Baetjer and Howard, LLP commencing at 10:00 a.m., local time, on a date to be agreed by the Company and the Buyer, which date must be at least seven, but no more than ten, Business Days after the date upon which all the conditions to the obligations of the Parties to consummate the transactions contemplated hereby set forth in
Section 5.1 (other than Section 5.1(4) and (5)) have first been satisfied or waived, which date will be the same date as the Effective Date under, and as defined in, the Plan (the "Closing Date"), except that the Closing may not occur unless, contemporaneously therewith, the conditions set forth in Section 5.1(4) and (5) are satisfied.

     1.4 Additional Actions at the Closing. At the Closing, the Debtors shall "substantially consummate" the Plan (as such term is used in the Bankruptcy
Code). In addition, upon the terms and subject to the conditions hereof, at the Closing, the Company shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 5.2; the Buyer shall deliver to the Company the Purchase Price in immediately available funds and the various certificates, instruments and documents referred to in Section 5.3, and the Company shall cause Amended and Restated Articles of Incorporation in form reasonably acceptable to the Buyer (the "Restated Articles of Incorporation") and the Articles Supplementary thereto in the form attached as Exhibit C, with such changes therein as may be required pursuant to Section 1.6 or as the parties otherwise may agree (the "Articles Supplementary"), to be duly filed with the Maryland State Department of Assessments and Taxation.

     1.5 Certain Adjustments of Initial Conversion Price of Series E Preferred Stock by Reason of Stock Issuances, etc. If after the date of this Agreement and on or prior to the Closing the outstanding shares of Company Capital Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within that period (except one or more dividends payable solely (except for cash in lieu of fractional shares) in shares of a new series of preferred stock junior to the Series E Preferred Stock as to dividends, liquidation preference and voting and redemption rights and otherwise having the terms set forth in Exhibit F hereto with such changes therein, not inconsistent with the material terms thereof or adverse to the interests of the Series E Preferred Stock, as the Company shall determine, subject to the approval of the Buyer, which approval shall not unreasonably be withheld (the "Junior Dividend Stock")), in an amount no greater than that reflected in the pro forma capitalization table included in Schedule 2.2, provided that, in the event that the amount of Junior Dividend Stock shall exceed the amount reflected in Schedule 2.2, the adjustment contemplated hereby shall operate only with respect to that increment in the amount of Junior Dividend Stock above the amount reflected in such Schedule 2.2, or any similar event occurs (any such action, an "Adjustment Event"), the Conversion Price of the Series E Preferred Stock will be adjusted so that the Buyer, upon conversion of the Series E Preferred Stock, would hold the same percentage of Company Common Stock on a fully diluted basis (assuming conversion of all shares of Series E Preferred Stock and exercise or conversion in full of all outstanding options or other securities or rights convertible into or exercisable to acquire Company Common Stock) (the "Fully Diluted Common Stock") as is set forth in the pro forma capitalization table included in Schedule 2.2.

     1.6 Certain Adjustments of Initial Conversion Price of Series E Preferred Stock by Reason of Financing Terms. The terms of the Series E Preferred Stock as set forth in the form of Articles Supplementary attached as Exhibit C shall be subject to adjustment as of the Closing as follows: In the event that the Weighted Average Financing Costs (as defined in Schedule 1.6) for the Company and its affiliates of the financing entered into by the Company as of the Closing Date as described in Section 5.1(5) exceed the amount therefor set forth in Schedule 1.6, the Conversion Price per share of Series E Preferred Stock specified in the Articles Supplementary shall be reduced by an amount equal to
(x) the net present value over the stated term of such financing (as described in Schedule 1.6), assuming a discount rate of 14%, of such excess of the Weighted Average Financing Costs over the amount therefor set forth in Schedule
1.6 divided by (y) the total number of shares of Fully Diluted Common Stock to be outstanding immediately after the Closing as set forth in Schedule 1.6. For illustrative purposes, Schedule 1.6 sets forth certain examples of adjustments contemplated by Section 1.6.


                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer, except in each case as set forth in the Schedules hereto which shall be delivered subject to review and approval by the Parties no later than September 20, the disclosure letter delivered to the Buyer by the Company upon execution of this Agreement and incorporated herein by reference (the "Disclosure Letter") or the Company SEC Reports (as defined in Section 2.24 (excluding items incorporated by reference therein), as follows:

     2.1 Organization, Qualification, Corporate Power and Authority. (a) Each of the Company Entities as defined in Section 2.5 (a) is a corporation, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company Entities is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect (each such jurisdiction being set forth in Schedule 2.1(a)). Each of the Company Entities (subject, in the case of the Debtors, to supervision and approval by the Bankruptcy Court in accordance with Title 11 of the United States Code (the "Bankruptcy Code")), has all requisite corporate or partnership power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Company Entities has furnished to the Buyer a copy of its charter, by-laws or other similar organizational documents, each as amended and as in effect on the date of this Agreement. Each of the Company Entities has at all times complied with, and is not in default under or in violation of, any provision of its charter, by-laws or other organizational documents.

     (b) Subject to the entry of the Initial Purchase Order (as defined in Section 4.3(a)), with respect to the Exclusivity Provisions, the Buyer Breakup Fee, the Buyer Reimbursement and the Commitment Fee (all as defined below), and subject to the entry of the Confirmation Order, with respect to the remaining terms and conditions of this Agreement, (1) the Company has all requisite power and authority to execute and deliver this Agreement, (2) this Agreement has been
(i) duly and validly executed and delivered by the Company and (ii) duly and validly authorized by all necessary corporate action on the part of the Company, and (3) this Agreement constitutes a valid and binding obligation of the Company enforceable (assuming the Confirmation Order has not been stayed or reversed) against the Company in accordance with its terms.

     (c) Each of the Debtors has the requisite power and authority to execute the Plan and file it with the Bankruptcy Court. The Plan will be (i) duly and validly executed by each Debtor, (ii) duly and validly authorized by all necessary corporate or partnership action on the part of each Debtor and (iii) subject to the entry of the Confirmation Order the Plan will constitute a valid and binding obligation of each Debtor enforceable (assuming the Confirmation Order has not been stayed or reversed) against each Debtor in accordance with its terms.

     2.2 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock and 25,000,000 shares of Company Preferred Stock, of which 2,100,000 shares have been designated Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), 300,000 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock") and 300,000 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"). As of the date hereof, 53,553,161 shares of Company Common Stock are issued and outstanding, 1,796,982 shares of Company Preferred Stock are issued and outstanding, including

103,000 shares of Series C Preferred Stock, 100,000 shares of Series D Preferred Stock and 1,593,982 shares of Series B Preferred Stock, and 4,433,728 stock options to acquire Company Common Stock are issued and outstanding. All of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock shall be redeemed at the Closing pursuant to the Plan. All of the issued and outstanding shares of Company Capital Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above or as set forth in Schedule 2.2, as of the date hereof, there are no shares of capital stock of the Company issued or outstanding, no options, warrants or rights to acquire, or other securities convertible into, capital stock of the Company, and no agreements or commitments obligating the Company to issue, sell or acquire any shares of its capital stock. Schedule 2.2 also sets forth the capitalization of the Company on a pro forma basis giving effect to the dividend payable in Junior Dividend Stock contemplated to be declared on or about September 15, 1999 and to the issuance of Series E Preferred Stock pursuant to this Agreement.

     (b) All the outstanding shares of capital stock of or other equity interest in each of the Company Entities, except CRIIMI MAE Holdings II, L.P., CRIIMI MAE Services Inc. and CRIIMI MAE Services Limited Partnership, are beneficially owned by the Company, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Bankruptcy Code that will not survive the Effective Date, the Securities Act, state or foreign securities laws and partnership constituent documents), claims, Security Interests, options, warrants, rights, contracts, or commitments, and all such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (c) There are no voting trusts, proxies or other agreements or understandings to which any of the Company Entities is a party or by which any of the Company Entities is bound with respect to the voting of the capital stock of or other equity interest in any of the Company Entities or, to the Company's Knowledge, any other such trusts, proxies, agreements or understandings affecting any of the Company Entities. Except as contemplated by the Plan (including without limitation the redemption of the Series C Preferred Stock and Series D Preferred Stock as described therein), none of the Company Entities is required to redeem, repurchase or otherwise acquire shares of capital stock or debt securities of or other equity interest in any of the Company Entities as a result of the transactions contemplated by this Agreement.

     (d) On the Closing Date, after giving effect to the Plan, the authorized capital stock of or other equity interest in each of the Company Entities will be as set forth in Schedule 2.2.

     (e) The Purchased Shares and the shares of Company Common Stock to be issued and delivered upon conversion of shares of Series E Preferred Stock, when so converted in accordance with the Articles Supplementary, will all be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     2.3 Articles Supplementary, etc. The Board of Directors of the Company has approved the Articles Supplementary. The Articles Supplementary as well as the Restated

Articles of Incorporation and the amended and restated Bylaws will be valid and in full force and effect on the Closing Date and will have been approved by the Bankruptcy Court prior thereto.

     2.4 Noncontravention. None of execution and delivery of this Agreement by the Company, or consummation of the transactions contemplated hereby, after giving effect to the Plan, (a) will violate any provision of the charter, by-laws or similar organizational documents of any of the Company Entities except to the extent duly authorized by the Bankruptcy Court pursuant to the Confirmation Order; (b) except for the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any applicable state and foreign securities laws, and the Trust Indenture Act of 1939, and other than approval by the Bankruptcy Court of the Plan, will require on the part of any of the Company Entities any filing with, or any permit, authorization, consent or approval of, any Governmental Entity for the operation of, following the Closing Date, the business of the Company Entities as currently conducted or as conducted during the one year period prior to the Filing Date (the "Pre-Filing Period"), except where the failure to make such filing or obtain such permit, authorization, consent or approval would not individually or in the aggregate have a Company Material Adverse Effect; (c) violate, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any order of the Bankruptcy Court or contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement including any arrangement entered on or after the Filing Date or "assumed" under Section 365 of the Bankruptcy Code, to which any of the Company Entities is a party or by which any of the Company Entities is bound or to which any of their respective assets is subject or any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to any of the Company Entities or any of their respective properties or assets, other than such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, cancellations or notices, consents or waivers as would not individually or in the aggregate have a Company Material Adverse Effect; or (d) result in the imposition of any Security Interest upon any material assets of any of the Company Entities which Security Interest would materially detract from the value or materially interfere with the use of such assets.

     2.5 Company Entities. (a) Schedule 2.5(a) sets forth a true and complete list of each corporation, partnership, limited liability company or other form of business association which constitutes a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act (each a "Company Entity", and collectively, the "Company Entities").

     (b) The Company Entities listed in Schedule 2.5(b) are the only corporations, partnerships, limited liability companies or other business associations which currently conduct or during the Pre-Filing Period have conducted any material operations, trade or businesses of the Company and its subsidiaries or which hold any Company Authorizations or own any assets necessary for the conduct of the businesses of the Company and its subsidiaries in all material respects as currently conducted or as conducted during the Pre-Filing Period.

     (c) The Company or one or more other Company Entities own all the outstanding equity interests in each Company Entity except CRIIMI MAE Services Inc. ("Services"). The sole shareholders of Services are Fred Burchill, Cynthia Azzara, David Iannarone, H. William Willoughby and William B. Dockser, all of whose shares are subject to repurchase pursuant to the terms of a shareholders agreement a copy of which has been provided or made available to the Buyer. The sole directors of Services are H. William Willoughby and William B. Dockser.

     (d) All the issued and outstanding equity interests of each Company Entity are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. On the Closing Date, after giving effect to the Plan, all equity interests of each Company Entity that are held of record or owned beneficially by the Company or another Company Entity on the date of this Agreement or immediately prior to the Closing Date will be held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act, state or foreign securities laws and partnership constitutive document), claims, Security Interests, options, warrants, rights, contracts, or commitments.

     2.6 Financial Statements. The Company previously has provided or has made available to the Buyer (i) the audited consolidated balance sheets and statements of operations and changes in stockholders' equity and cash flows of the Company as of December 31, 1996, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 (the "Audited Company Financial Statements"), and (ii) the unaudited consolidated balance sheet and statements of operations and changes in stockholders' equity and cash flows of the Company as of June 30, 1999 and for the six-month period ended June 30, 1999 (the "Company Balance Sheet Date"). These financial statements (collectively, the "Company Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") with respect thereto; (ii) except as set forth therein, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby ("GAAP") (except as may be indicated therein or in the notes thereto and, in the case of interim financial statements, except for normal recurring year-end audit adjustments consistent with past practice which are not in the aggregate material, or as permitted by Form 10-Q under the Exchange Act); (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein; and (iv) are consistent with the books and records of the Company, subject, in the case of clauses (i), (ii) and (iii), to the paragraph in the report of independent auditors on the Audited Company Financial Statements describing conditions that raise substantial doubt about the Company's ability to continue as a going concern. The Company has also provided or made available to the Buyer the unaudited Debtors' balance sheets indicating separately liabilities existing as of the Filing Date (the "October 5 Unaudited Company Balance Sheet") as duly filed with the Bankruptcy Court in connection with the Chapter 11 Proceeding.

     2.7 Absence of Certain Changes. Since June 30, 1999, (a) other than the commencement of the Chapter 11 Proceeding or as disclosed in the Company's Report on Form 10-Q for the Quarter Ended June 30, 1999, there has not been any Company Material Adverse Effect, nor has there occurred any event or development that would reasonably be expected to have a Company Material Adverse Effect, and
(b) none of the Company Entities has taken any action that would be prohibited by Section 4.4(b) if taken from and after the date of this Agreement, except as specifically approved by order of the Bankruptcy Court. The Company has provided or made available true and correct copies of the Statement of Affairs and Schedules of Assets and Liabilities and Executory Contracts of the Debtors filed with the Bankruptcy Court in the Chapter 11 Proceeding, as amended, including a list that is true and complete in all material respects of all the material creditors, whether secured or unsecured, of the Debtors at the Filing Date and a Claims Register that reflects all proofs of claims that have been filed through the dates thereof.

     2.8 Liabilities. Since June 30, 1999, none of the Company Entities has incurred any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether arising prior to or subsequent to the Filing Date). All material liabilities of the Company on a consolidated basis as of June 30, 1999 are set forth in reasonable detail in Schedule 2.8. The aggregate amounts payable by the Debtors pursuant to or required to fund the Plan shall not exceed the amount set forth in Schedule 2.8, and the consolidated balance sheet of the Company and its subsidiaries after giving effect to the foregoing, and otherwise to the transactions contemplated by this Agreement, shall be as set forth in said
Schedule 2.8.

     2.9 Tax Matters. (a) Each of the Company Entities has filed all material Tax Returns that it was required to file, and all such Tax Returns were true and complete in all material respects. None of the Company Entities is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company Entities are or were members. The Company Entities have paid all material Taxes of the Company Entities that were due and payable prior to the date hereof. All Taxes that any of the Company Entities is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for amounts being contested in good faith by appropriate proceedings for which adequate reserves are reflected on the Company Balance Sheet and amounts which are properly disclosed in the Company's Financial Statements.

     (b) The Company Entities have delivered or otherwise made available to the Buyer true and complete copies of all federal income Tax Returns for the "affiliated group" (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) of which the Company is the common parent and the Company Entities are members (the "Company Group"), together with all related examination reports and statements of deficiency, for all periods commencing on or after December 31, 1993 and, to the extent in the possession of the Company Entities, true and complete copies of the portion of the federal income Tax

Returns of any member of a Company Affiliated Group, together with all related examination reports and statements of deficiency, relating to the activities of any of the Company Entities for all Company Affiliated Periods.

     (c) The federal income Tax Returns of the Company Group have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year 1993.

     (d) The Company Entities have made available to the Buyer true and complete copies of all other Tax Returns of the Company Entities in the possession of the Company Entities, together with all related examination reports and statements of deficiency, and, to the extent in the possession of the Company Entities, true and complete copies of the portion of all other Tax Returns of any member of a Company Affiliated Group, together with all related examination reports and statements of deficiency, relating to the activities of any of the Company Entities for all Company Affiliated Periods.

     (e) No examination or audit of any Tax Return of any of the Company Entities by any Governmental Entity is currently in progress or, to the Company's Knowledge, threatened or contemplated. None of the Company Entities has been informed by any jurisdiction that the jurisdiction believes that any of the Company Entities was required to file any Tax Return that has not since been timely filed or, if not timely filed, with respect to which an assessed amount has not since been paid. None of the Company Entities has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency which waiver or extension of time is still in effect.

     (f) None of the Company Entities (1) is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company Entities is subject to an election under Section 341(f) of the Code; (2) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (3) has any actual or potential liability for any Taxes of any Person (other than the Company Entities) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (4) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation
Section 1.337(d)-2(b) other than a reduction required by reason of the transactions contemplated by this Agreement, if any.

     (g) None of the assets of any of the Company Entities (1) is property that is required to be treated as being owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Code, (2) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or (3) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

     (h) None of the Company Entities will have undergone a change in its method of accounting requiring an inclusion in its taxable income of an adjustment pursuant to

Section 481(c) of the Code for any taxable period beginning on or after the Closing Date other than a change occurring by reason of the transactions contemplated by this Agreement, if any.

     (i)  There  has  not  been,  and  the   consummation  of  the  transactions
contemplated by this Agreement shall not cause, any state or federal "net operating loss" of the Company Entities determined as of the Closing Date to be limited as to its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code occurring prior to the Closing Date.

     (j) Schedule 2.9(j) sets forth in reasonable detail the following information with respect to the consolidated Company as of June 30, 1999:
(1) the basis of the consolidated Company in its material assets; (2) the basis of the stockholder(s) of the Company on a consolidated basis in its stock (or the amount of any "excess loss account"); (3) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company on a consolidated basis; and (4) the amount of any deferred gain or loss allocable to the Company on a consolidated basis arising out of any "deferred intercompany transaction."

     (k) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     2.10 Tangible Assets. The Company Entities own or lease all tangible assets, if any, necessary for the conduct of their respective businesses as presently conducted and as conducted during the Pre-Filing Period. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair and is suitable for the purposes for which it is presently used, other than where the failures or defects would not, individually or in the aggregate have a Company Material Adverse Effect.

     2.11 Owned Real Property. With respect to all real property that is currently owned by any of the Company Entities, the identified owner has good record and marketable title to that parcel, free and clear of any Security Interest, easement, covenant or other restriction, except for Security Interests, easements, covenants and other restrictions which do not materially impair the use, occupancy or value of such parcel as presently used and as used during the Pre-Filing Period in the Company Entities' businesses.

     2.12 Intellectual Property. (a) The Company Entities own, license or otherwise have the legally enforceable right to use all patents, trademarks, trade names, service marks, copyrights, any applications for patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material, if any, material to the operation of the businesses of the Company Entities as presently conducted and as conducted during the Pre-Filing Period by the Company Entities (collectively, "Company Intellectual Property"). Each item of Company Intellectual Property owned or available for use by the Company

Entities immediately prior to Closing will be owned or available for use by the Company Entities on substantially similar terms and conditions immediately following the Closing. No other Person has any rights to any of the Company Intellectual Property, and no other Person is infringing, violating or misappropriating any of the Company Intellectual Property used in the businesses of the Company Entities, other than such infringements, violations or misappropriations as would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) The business, operations and activities of each of the Company Entities as presently conducted or as conducted during the Pre-Filing Period have not materially infringed or violated, or constituted a material misappropriation of, and do not now materially infringe or violate, or constitute a material misappropriation of, any intellectual property rights of any other Person, other than such infringements, violations or misappropriations as would not, individually or in the aggregate, have a Company Material Adverse Effect. Since the Filing Date, none of the Company Entities has received any written or, to the Company's Knowledge, verbal complaint, claim or notice alleging any such infringement, violation or misappropriation.

     (c) Schedule 2.12(c) sets forth each item of Company Intellectual Property (other than commercially available software generally available to the public at a license fee of less than $10,000) used by any of the Company Entities in the current operation of its business and the operation of its business during the Pre-Filing Period that is not owned by the Company Entities. The Company Entities have delivered or otherwise made available to the Buyer true and complete copies of all licenses, sublicenses or other agreements (each as amended to date) pursuant to which any of the Company Entities uses such Company Intellectual Property, all of which are set forth in Schedule 2.12(c).

     (d) The Company Entities have previously delivered or otherwise made available to the Buyer true and complete copies of all internal reports, investigations, analyses or other documents concerning the Company Entities' Year 2000 compliance.

     2.13 Real Property Leases. (a) Schedule 2.13 lists all material real property leased or subleased to the Company Entities, indicating, in each case, the term of the lease and any extension and expansion options and the rent payable under such lease. The Company Entities have made available to the Buyer true and complete copies of all such leases and subleases (each as amended to date).

     (b) With respect to each such lease and sublease:

     (1) such lease of a Debtor (as identified on Schedule 2.13) to be assumed pursuant to Section 365 of the Bankruptcy Code, is and will continue to be, legal, valid, binding, enforceable and in full force and effect, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity, and, in connection therewith, such Debtors are able to cure all defaults thereunder, such that pursuant to any such assumptions, all such leases will be legal, valid, binding, enforceable and in full force and effect;

     (2) each lease or sublease of a non-Debtor Company Entity is, and following the Closing Date will continue to be, legal, valid, binding, enforceable and in full force and effect, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

     (3) on or prior to the Closing Date, such lease to which any Debtor is a party will be assumed pursuant to the Plan and, to the Company's Knowledge (other than, as to the Debtors, non-payment of rent prior to the Filing Date) there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

     (4) none of the Company Entities has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold of a Debtor to be so assumed or any leasehold or subleasehold of a non-Debtor;

     (5) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

     (6) other than in the Ordinary Course of Business as presently conducted and as conducted during the Pre-Filing Period, no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company Entities (except, as to the Debtors, amounts owing for periods prior to the Filing Date which will be paid in full on or prior to the Closing Date at a cost which, in the aggregate, does not exceed $300,000).

     2.14 Contracts. (a) Schedule 2.14 sets forth a list of all contracts, agreements, arrangements or understandings (written or oral) ("Contracts") to which any of the Company Entities is a party or by which any of them is bound that are material to the business, assets, financial condition or operating income of the Company Entities taken as a whole (collectively, the "Company Contracts").

     (b) The Company Entities have delivered or otherwise made available to the Buyer a true and complete copy of each Company Contract (each as amended to date). With respect to each Company Contract (except for any contracts rejected and not assumed under which the Company Entities shall have no further obligations or potential liabilities after the Effective Date): (i) (x) as to a prepetition agreement of a Debtor susceptible of assumption, such agreement shall be assumed no later than the Closing Date and upon the assumption thereof by such Debtor pursuant to Section 365 of the Bankruptcy Code, that Company
Contract will continue to be, and (y) as to any other Company Entity, that Company Contract is and will continue to be, legal, valid, binding, enforceable and in full force and effect immediately following the Closing with the same terms as in effect immediately prior to the Closing, subject to the effect of
bankruptcy,   insolvency,   moratorium  or  other  similar  laws
affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) none of the Company Entities nor, to the Company's Knowledge, any other party is in material breach or default, and no event (other than as to Debtors, in the case of Company Contracts which will be assumed, (x) the failure by a Debtor to pay an amount due thereunder with respect to goods or services rendered prior to the Filing Date, (y) the failure by a Debtor to render goods or services thereunto prior to the Filing Date or (z) the commencement of the Chapter 11 Proceeding) has occurred which with notice or lapse of time would constitute  a  material  breach or default by the  Company  Entities  or, to the
Company's Knowledge, by any such other party, or permit termination, modification or acceleration, under that Company Contract. In particular, without limiting the foregoing, the master servicing and special servicing functions with respect to the assets described on Schedule 2.14 are currently performed, and shall be retained after the Closing Date, by CRIIMI MAE Services Limited Partnership pursuant to the agreements described in said Schedule 2.14, without any breach or default thereunder on the part of CRIIMI MAE Services Limited Partnership, and without any right of termination on the part of any third party.

     2.15 Licenses and Authorizations. (a) The Company Entities hold all material licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including, without limitation, any state or local regulatory authorities asserting jurisdiction over any of the Company Entities or its businesses or assets (each a "State Authority"), that are required for the conduct of their businesses as currently conducted or as conducted during the Pre-Filing Period (each as amended to date) (collectively, the "Company Authorizations"), other than such licenses, permits, certificates, franchises, ordinances, registrations or other rights, applications and authorizations the absence of which would not individually or in the aggregate materially impair the ability of the Company to consummate the transactions contemplated hereby or of the Company Entities to own and operate the properties, assets and businesses of the Company Entities following the Closing in the Ordinary Course of Business.

     (b) The Company Authorizations are in full force and effect and have not been pledged or otherwise encumbered, assigned, suspended, modified in any material adverse respect, canceled or revoked, and each of the Company Entities has operated in compliance with all terms thereof or any renewals thereof applicable to it, other than where the failure to so comply would not individually or in the aggregate have a Company Material Adverse Effect or materially impair the ability of the Company Entities to own and operate the properties, assets and businesses of the Company Entities following the Closing. No event has occurred with respect to any of the Company Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Company Authorizations. To the Company's Knowledge, there is not pending any application, petition, objection or other pleading with any State Authority or any similar body having jurisdiction or authority over the operations of the Company Entities which questions the validity of or contests any Company Authorization or which could reasonably be expected, if accepted or granted, to result in the revocation, cancellation, suspension or any materially adverse modification of any Company Authorization.

     2.16 Litigation. Except as to claims arising prior to the date of this Agreement (whether before or after the Filing Date), that are within the jurisdiction of the Bankruptcy Court and will be fully discharged pursuant to the Plan as of the Closing Date, (a) there is no action, suit, proceeding or investigation to which any Company Entity is a party (either as a plaintiff or defendant) pending or, to the Company's Knowledge, threatened before any Governmental Entity, and, to the Company's Knowledge, there is no basis for any such action, suit, proceeding or investigation; (b) none of the Company Entities nor any officer, director or employee of any Company Entity has been permanently or temporarily enjoined by any order, judgment or decree of any Governmental Entity from engaging in or continuing to conduct the business of the Company Entities; and (c) no order, judgment or decree of any Governmental Entity has been issued in any proceeding to which any of the Company Entities is or was a party or, to the Company's Knowledge, in any other proceeding, that enjoins or requires any of the Company Entities to take action of any kind with respect to its businesses, assets or properties. None of the actions, suits, proceedings or investigations listed in Schedule 2.16, individually or collectively, would have a Company Material Adverse Effect.

     2.17 Employees. There are no collective bargaining agreements to which any of the Company Entities is a party. None of the Company Entities has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to its employees. To the Company's Knowledge, there is no reasonable basis to believe that any of the Company Entities will be subject to any labor strike or other organized work force disturbance following the Closing.

     2.18 Employee Benefits. (a) Schedule 2.18(a) contains a true and complete list of all Employee Benefit Plans maintained, or contributed to, by any of the Company Entities or any ERISA Affiliate of any of the Company Entities ("Company Employee Benefit Plans"). True and complete copies of (i) all Company Employee Benefit Plans that have been reduced to writing; (ii) written summaries of all unwritten Company Employee Benefit Plans; (iii) all trust agreements, insurance contracts and summary plan descriptions related to the Company Employee Benefit Plans; (iv) the annual report filed on IRS Form 5500, 5500C or 5500R, if applicable, for the most recent plan year for each Company Employee Benefit Plan; and (v) the most recent qualification letter issued by the Internal Revenue Service with respect to each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, have been made available to the Buyer. Each Company Employee Benefit Plan has been administered in accordance with its terms in all material respects, and each of the Company Entities and each ERISA Affiliate of any of the Company Entities has in all material respects met its obligations (if any) with respect to each Company Employee Benefit Plan and has made all required contributions (if any) thereto. The Company Entities and all Company Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder.

     (b) Neither any of the Company Entities nor any ERISA Affiliate of any of the Company Entities has ever maintained a Company Employee Benefit Plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA, or Title IV of ERISA. At no time has any of the Company Entities or, to the Company's Knowledge, any ERISA Affiliate of any of the Company Entities been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

     2.19 Environmental Matters. (a) Each of the Company Entities is in compliance with all applicable Environmental Laws, other than where the failure to be in compliance would not individually or in the aggregate have a Company Material Adverse Effect. There is no pending or, to the Company's Knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or written notice of investigation or inquiry or written information request by any Governmental Entity, relating to any Environmental Law involving any of the Company Entities or their respective assets and properties.

     (b) There have been no releases of any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by any of the Company Entities for which any of the Company Entities may be liable under any Environmental Law of the jurisdiction in which such property or facility is located, other than such releases as would not individually or in the aggregate have a Company Material Adverse Effect. With respect to any such releases of Materials of Environmental Concern, the Company Entity has given all required notices (if any) to Governmental Entities (copies of which have been provided or made available to the Buyer). There have been no releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company Entities that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company Entities, other than such impacts as would not individually or in the aggregate have a Company Entities Material Adverse Effect.

     (c) Set forth in Schedule 2.19 is a list of all environmental reports, investigations and audits that to the Company's Knowledge (whether conducted by or on behalf of the Company Entities or a third party, and whether done at the initiative of the Company Entities or directed by a Governmental Entity or other Person) were issued during the past five years relating to premises formerly or currently owned, operated or controlled by the Company Entities. True and complete copies of any such report, or the results of any such investigation or audit, which to the Company's Knowledge are in the possession of the Company (or can be obtained by the Company through reasonable efforts), have been delivered or otherwise made available to the Buyer.

     (d) To the Company's Knowledge, the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by Company Entities are not subject to any material environmental liability.

     (e) The Company Entities hold all Environmental Authorizations that are legally required for the conduct of their businesses as currently conducted or as conducted during the Pre-Filing Period, other than where the failure to hold such Environmental Authorizations would not individually or in the aggregate have a Company Material Adverse Effect, and such Environmental Authorizations (if any) are listed in Schedule 2.18. Each of the Company Entities is and has been in compliance with all such Environmental Authorizations, other than such noncompliance as would not individually or in the aggregate have a Company Material Adverse Effect.

     (f) None of the transactions contemplated by this Agreement or the Plan will require any of the Company Entities to comply with an Environmental Property Transfer Act.

     2.20 Legal Compliance. Each of the Company Entities and the conduct and operation of its respective business is and has been in compliance with each law (including rules, regulations and administrative orders thereunder) of any Governmental Entity that (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company Entities or their respective businesses, other than where the failure to be or to have been in compliance would not individually or in the aggregate have a Company Material Adverse Effect or materially impair the ability of the Company Entities to own and operate the properties, assets and businesses of the Company Entities following the Closing in the Ordinary Course of Business.

     2.21 Assets. Schedule 2.21 and Schedule 2.9(j) set forth a materially accurate and complete list of the assets ("Company Assets") of the Company on a consolidated basis as of June 30, 1999, together with the cost basis, book or amortized value, as the case may be, and investment rating as of June 30, 1999 of such Company Assets. Except as set forth in Schedule 2.21, the Company, on a consolidated basis, has good and marketable title to the Company Assets.

     2.22 Brokers' Fees. None of the Company Entities has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the fees payable to Wasserstein Perella & Co., Inc., financial advisor to the Company.

     2.23 Certain Information. None of the information supplied by the Company Entities for inclusion or incorporation by reference in any document to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times filed with the SEC and, in addition, in the case of any registration statement, at the time it becomes effective under the Securities Act, contain any untrue statement of the Company Entities of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that the foregoing shall not extend to exhibits thereto or documents incorporated by reference therein, except to the extent a statement or omission in such exhibit or document would cause to be untrue a statement of a material fact in the body of such Company SEC Report or would cause to be omitted from the body of such Company SEC Report a material fact required to be stated therein or necessary to make the statements made in the body of such Company SEC Report not misleading). Notwithstanding the foregoing, no representation is made by the Company and the Debtors with respect to statements made in any of the foregoing documents based upon information supplied by the Buyer in writing.

     2.24 Company SEC Reports. The Company has filed with the SEC and made available to the Buyer true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed or required to be filed by the Company with the SEC since
December 31, 1998 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed with the SEC or amended, each of the Company SEC Reports (a) complied as to form in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that this clause (b) shall not extend to exhibits thereto or documents incorporated by reference therein, except to the extent a statement or omission in such exhibit or document would cause to be untrue a statement of a material fact in the body of such Company SEC Report or would cause to be omitted from the body of such Company SEC Report a material fact required to be stated therein or necessary to make the statements made in the body of such Company SEC Report not misleading).

     2.25 Transactions with Affiliates. Except as set forth in Schedule 2.25 or as disclosed in any of the Company SEC Reports, none of the Company Entities has entered into any material transaction, contract or arrangement with an Affiliate (other than the Company or other Company Entities or subsidiaries) in respect of which any of the Company Entities has or may in the future have continuing obligations.

     2.26 Discontinued Operations. Schedule 2.26 accurately describes all of the businesses and operations that (a) have been dissolved, sold, transferred or otherwise disposed of by any of the Company Entities, any former subsidiary of any of the Company Entities, or any predecessor thereto and (b) were businesses and operations of the Company Entities or any former subsidiary of any of the Company Entities or any predecessor thereto, in either case, in respect of which any of them may have any continuing material liability or obligation.

     2.27 Cash Flow From Operating Activities. Schedule 2.27 accurately and completely sets forth the consolidated cash flow from operating activities (determined as set forth in said Schedule) generated by the Company for the 12 calendar months ended June 30, 1999.

     2.28 Debtors' Compliance, etc. The Debtors have fully complied, and are currently in compliance, with all applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, and the U.S. Trustee Guidelines and all local rules and procedures applicable to Debtors. The Company has previously provided or made available to the Buyer true and correct copies of all orders of the Bankruptcy Court issued or stipulations entered into in the Chapter 11 Proceeding.

                                 ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Company as follows:

     3.1 Organization Qualification, Corporate Power and Authority. (a) The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would not individually or in the aggregate have a Buyer Material Adverse Effect. The Buyer has all requisite limited liability company power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has at all times complied with, and is not in default under or in violation of, any provision of its certificate of formation or operating agreement, other than where the failure to so comply and such defaults and violations would not individually or in the aggregate have a Buyer Material Adverse Effect.

     (b) The Buyer has all requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by the Buyer, the performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer have been duly and validly authorized by all necessary limited liability company action on the part of the Buyer. This
Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     3.2 Noncontravention. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby will
(a) violate any provision of the Buyer's certificate of formation or operating agreement, (b) except for the applicable requirements of the Securities Act and the Exchange Act and any applicable state and foreign securities laws, require on the part of the Buyer any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than where the failure to make or obtain such filings, permits, authorizations, consents or approvals would not individually or in the aggregate have a Buyer Material Adverse Effect, (c) violate, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets is subject or any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets, other than such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, cancellations or notices, consents or waivers as would not individually or in the aggregate have a Buyer Material Adverse Effect, or (d) result in the imposition of any Security Interest upon any material assets of the Buyer which Security Interest would materially detract from the value or materially interfere with the use of such assets.

     3.3 Litigation. As of the date of this Agreement: (a) there is no action, suit, proceeding or investigation to which the Buyer is a party (either as a plaintiff or defendant) pending or, to the Buyer's Knowledge, threatened before any Governmental Entity and, to the Buyer's Knowledge, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Buyer nor to the Buyer's knowledge, any officer, director or employee of the Buyer has been permanently or temporarily enjoined by any order, judgment or decree of any Governmental Entity from engaging in or continuing to conduct the business of the Buyer; and (c) no order, judgment or decree of any Governmental Entity has been issued in any proceeding to which the Buyer is or was a party or, to the Buyer's Knowledge, in any other proceeding, that enjoins or requires the Buyer to take action of any kind with respect to its business, assets or properties.

     3.4 Legal Compliance. The Buyer and the conduct and operation of its business is and has been in compliance with each law (including rules, regulations and administrative orders thereunder) of any Governmental Entity that (1) affects or relates to this Agreement or the transactions contemplated hereby or (2) is applicable to the Buyer or its business, other than where the failure to be or to have been in compliance would not individually or in the aggregate have a Buyer Material Adverse Effect.

     3.5 Brokers' Fees. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the fees payable to Chase Securities Corp., financial advisor to the Buyer.

     3.6 Certain Information. None of the information supplied by the Buyer in writing expressly for use therein, for inclusion or incorporation by reference in any document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of any registration statement, at the time it becomes effective under the Securities Act, contain any untrue statement of the Buyer of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Buyer with respect to statements made in any of the foregoing documents based upon information supplied by the Company in writing expressly for use therein.

     3.7 Investment Intent. (a) The Buyer is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act (a "QIB"), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Purchased Shares.

     (b) The Buyer is acquiring the Purchased Shares for investment for the Buyer's own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act.

     3.8 Minimum Net Worth. As of the date hereof, the Buyer has a minimum net worth of $50 million (including binding obligations to contribute to the equity of the Buyer or guaranty the obligations of the Buyer under this Agreement up to the amount of $50 million from one or more Persons with an aggregate net worth of at least $50 million), in each case less the amount of the Deposit.

     3.9 Effect on Company REIT Status. The holding of the equity interests in the Buyer and the holding of the equity interests in each entity holding an ownership interest in the Buyer is sufficiently diversified such that the acquisition of the Purchased Shares by the Buyer will not cause the Company to be considered "closely held" within the meaning of Section 856(h)(i) of the Code.


                                  ARTICLE IV
                                   COVENANTS

     4.1 Best Efforts. Each Party shall cooperate and use its reasonable best efforts to fulfill the conditions precedent to the other Party's obligations hereunder and to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and without limiting the generality of the foregoing shall use its best efforts to obtain all necessary approvals, waivers, consents, permits, licenses, registrations and other authorizations required in connection with this Agreement and the transactions contemplated hereby, including, without limitation, entry of the Confirmation Order, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required of it in order to consummate the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Buyer shall not be required to make any payment or incur any financial obligation in excess of the Purchase Price and the reasonable and customary expenses of completing the closing of the transactions contemplated by this Agreement in accordance with its present reasonable expectations, or waive any right or benefit under this Agreement or the Exhibits hereto (it being agreed that the Buyer shall retain the right in its sole discretion to waive any right or benefit in whole or in part).

     4.2 Approvals; Consents. Each Party shall obtain and maintain in full force and effect all approvals, consents, permits, licenses and other authorizations from all Governmental Entities reasonably necessary or required, in the case of the Buyer, for the purchase of the Purchased Shares, and in the case of the Company, for the operation of the businesses of the Company Entities in the
Ordinary Course of Business, as and when such approvals, consents, permits, licenses or other authorizations are necessary or required, except where the failure to do so would not have a Company Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or materially impair the ability of the Company or the Buyer to consummate the transactions contemplated hereby or the Company Entities to own and operate the properties, assets and businesses of the Company Entities following the Closing in the Ordinary Course of Business. Without limiting the generality of the foregoing, each Party shall maintain its respective authorizations in full force and effect, shall not take any action which could reasonably be expected to have a material adverse effect on such authorizations or any licenses and authorizations, shall diligently pursue all applications and shall, prior to the expiration date of any material authorization, timely file for the renewal of any such authorization. The Parties shall consult with one another as to the approach to be taken with any Governmental Entity with respect to obtaining any necessary consent to the transactions contemplated hereby and by the Plan, and each of the Parties shall keep the other Party reasonably informed as to the status of any such communications with any Governmental Entity.

     4.3 Bankruptcy Covenants. (a) Within five (5) Business Days after the execution of this Agreement, the Company shall, and shall cause each of the other Debtors to, file a motion (the "Initial Purchase Motion") for expedited determination of approval of the Exclusivity Provisions, the Buyer Breakup Fee, the Buyer Reimbursement and the Commitment Fee provided for in this Agreement in form and substance reasonably acceptable to the Buyer. The Company shall, and shall cause each of the other Debtors to, use its best efforts to obtain an order approving the Initial Purchase Motion (the "Initial Purchase Order") within twenty-two (22) days after the filing of the Initial Purchase Motion, which order shall be in form and substance acceptable to the Buyer.

     (b) As soon as practicable following the execution of this Agreement (and in no event later than September 17, 1999), the Company shall, and shall cause each of the other Debtors to, file the Plan with the Bankruptcy Court. As soon as practicable following the filing of the Plan (and in no event later than September 17, 1999), the Company shall, and shall cause each of the Debtors to, file with the Bankruptcy Court a Disclosure Statement related thereto in form and substance reasonably acceptable to the Buyer and the Company (the "Disclosure Statement"). Without the prior written consent of the Buyer, the Company shall not, and shall cause each of the other Debtors not to, amend or modify any provision of the Plan material to the interests of the Buyer pursuant to this Agreement, or withdraw the Plan or file any other plan of reorganization of the Debtors, except in connection with termination of this Agreement pursuant to Section 6.1(5) and payment of the applicable Buyer Breakup Fee. Without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, the Company shall not, and shall cause each of the other Debtors not to, amend or modify the Disclosure Statement. Except in conjunction with termination of this Agreement pursuant to Section 6.1(5) and payment of the applicable Buyer Breakup Fee, all motions, agreements, orders, stipulations and settlements entered into with respect to the Debtors or any of their rights, obligations, assets or liabilities shall be consistent with the rights of the Buyer pursuant to this Agreement.

     (c) Without limiting the provisions of this Agreement or the Plan, the Company shall, and shall cause each of the other Debtors to, promptly provide the Buyer with drafts of all documents, motions, orders, filings or pleadings that the Company or any other Debtor proposes to file with the Bankruptcy Court which relate to the consummation or approval of the Plan or this Agreement, and will provide the Buyer with reasonable opportunity to review such filings to the extent reasonably practicable. The Company shall, and shall cause each of the other Debtors to, promptly (and, in any event, within 48 hours after receipt of such pleadings by the Debtors) provide the Buyer with copies of all pleadings (other than proofs of claim below $10,000 in amount) received by or served by or upon any of the Debtors in connection with the Chapter 11 Proceeding after the date hereof, unless the Buyer is specifically listed on the certificate of service relating to such pleading.

     4.4 Operation of Business. (a) Except as otherwise contemplated or permitted by this Agreement, the Company shall, and shall cause each of the other Company Entities to, conduct its operations in the Ordinary Course of Business and in compliance with all other applicable laws and regulations, and, to the extent consistent therewith, use all reasonable and prudent business efforts to preserve intact its current business organization, keep its physical assets in good working condition, pay all Taxes (all post-petition Taxes in the case of the Debtors) as they become due and payable, maintain insurance on its business and assets (in amounts and types consistent with past practice), keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

     (b) Without limiting the generality of the foregoing, prior to the Closing, the Company shall not, and shall not permit any other Company Entity to, without the prior written consent of the Buyer and except as otherwise contemplated by this Agreement, or as otherwise provided in Schedule 4.4:

     (1) amend its certificate of incorporation, by-laws or other comparable organizational documents;

     (2) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to a Company Entity other than the Company, to its corporate parent) (except a dividend payable solely (except for cash in lieu of fractional shares) in shares of the Company's Junior Dividend Stock in an amount no greater than that reflected in the pro forma capitalization table included in Schedule 2.2), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

     (3) except for assets not in excess of $60,000,000 in aggregate fair market value to be sold as described in Schedule 4.4 and except to the extent that certain CMBS Bonds (as defined in Section 4.10) are sold in the manner set forth in Section 4.10 for the minimum proceeds provided in said Section 4.10, sell, lease, license, mortgage, pledge, encumber or dispose (collectively, "Dispose") of any of its assets or acquire or

Dispose of any assets or shares or other equity interests in or securities of any Company Entity, other than in the Ordinary Course of Business;

     (4) enter into, materially amend, terminate, breach in any manner that would prevent the assumption thereof under Section 365 of the Bankruptcy Code, or reject or be deemed to reject any Company Contract other than entering into agreements with unaffiliated third parties, on an arms-length basis and in the Ordinary Course of Business, on terms comparable with its existing agreements of such nature;

     (5) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

     (6) issue, sell, grant or pledge any shares of its capital stock (other than by way of dividend and common stock issuable upon conversion of Junior Dividend Stock issued as permitted by (2) above), any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of options, or upon the conversion or exchange of securities, outstanding on the date of this Agreement;

     (7) settle or compromise any material Tax liability or any pending or threatened suit or action other than consistent with any of the Company Entities' practice since the Filing Date or pursuant to the terms of the Plan or with the consent of the Buyer (which consent shall not unreasonably be withheld), or elect to treat the Company other than as a REIT for federal income tax purposes;

     (8) establish, or transfer any assets to, a trust for purposes of funding any Company Employee Benefit Plan, including, without limitation, a so-called "rabbi trust," except as required by applicable law;

     (9) conduct material transactions in Company Assets except in compliance in all material respects with the investment policies of the Company Entities established from time to time in the Ordinary Course of Business and in all material respects all applicable laws and regulations;

     (10) amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Employee Benefit Plan or materially increase any non-salary benefits payable to any employee or former employee, except in the Ordinary Course of Business and except as has been approved by the Bankruptcy Court prior to the date of this Agreement, as required by applicable law or as otherwise permitted by this Agreement;

     (11) except in the Ordinary Course of Business, as may be required by applicable law or as may be necessary for compliance under Section 401(a) of the Code, if applicable, the Company shall not, and shall not permit any other Company Entity to (w) grant

Company Options or other equity-related awards; (x) grant any increase in the compensation, bonus, severance, termination pay or other benefits of any former or current employee, agent, consultant, officer or director of the Company or any other Company Entity; (y) enter into or amend any employment agreement, deferred compensation, consulting, severance, termination, indemnification or any other such agreement with any such former or current employee, agent, consultant, officer or director of the Company or any other Company Entity; or
(z) amend, adopt or terminate any Company Employee Benefit Plan;

     (12) incur any material indebtedness except in the Ordinary Course of Business (including obligations in respect of capital leases); except in the Ordinary Course of Business assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or make any loans, advances or capital contributions to, or investments in, any other Person;

     (13) enter into any transaction, contract or arrangement whatsoever with an Affiliate (other than the Company, any other Company Entity or any 95% or more owned direct or indirect subsidiary of the Company), except renewals or extensions in the Ordinary Course of Business of pre-existing contracts;

     (14) release any third party from any material obligation, or grant any consent, under any confidentiality or other material agreement, or fail to fully enforce any such agreement, except in the Ordinary Course of Business;

     (15) enter into any repurchase agreements except with the consent of the Buyer which consent shall be exercised in good faith; or

     (16) agree, in writing or otherwise, to take or file a motion seeking permission for, or consent to any motion or other request by a third party in respect of, any of the foregoing actions.

     4.5 Notice of Breaches. Each Party shall promptly deliver to the other Party written notice of any event or development that would (a) render any statement, representation or warranty of such Party in this Agreement (including the Disclosure Letter) inaccurate or incomplete in any respect, or (b) constitute or result in a breach by such Party of, or a failure by such Party to comply with, any agreement or covenant in this Agreement applicable to such
Party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.6 Exclusivity. (a) From and after the date hereof, the Company shall not, and shall cause each other Company Entity and each of their respective directors, officers, employees, financial advisors, representatives or agents not to, directly or indirectly, (i) solicit, initiate, engage or participate in or encourage discussions or negotiations with any Person (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer for, recapitalization of or accumulation or acquisition of securities issued by any

Company Entity, proxy solicitation or other business combination involving any Company Entity (collectively, "Company Acquisition Proposals") or (ii) provide any non-public information concerning the business, properties or assets of any Company Entity to any Person (other than to the Buyer and to the Debtors' creditors in accordance with existing confidentiality arrangements). The Company shall, and shall cause each other Company Entity to, cease immediately any and all existing activities, discussions or negotiations with any Person other than the Buyer with respect to any Company Acquisition Proposal. The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.6. The provisions of this Section 4.6 are referred to in this Agreement as the "Exclusivity Provisions".

     (b) Notwithstanding the provisions of Section 4.6(a), the Debtors may, to the extent required by the fiduciary duties imposed under applicable law, in good faith after consultation with outside legal counsel, participate in discussions or negotiations with, and, subject to the requirements of Section 4.6(b)(iii), furnish information to, any Person or group of Persons (a "Third Party") from which the Debtors have received a bona fide unsolicited indication of interest which is reasonably likely to result in a Company Acquisition Proposal from which the Company would receive value in an amount at least 10% greater than the value of the transactions contemplated by this Agreement (a "Higher and Better Offer"), so long as:

     (i) The Company in good faith reasonably believes that such Third Party has the financial wherewithal to consummate the transactions contemplated by such Higher and Better Offer;

     (ii) The Company promptly discloses to the Buyer the identity of each Third Party with whom there is any written communication and promptly provides the Buyer with copies of all written offers, term sheets, draft documents, correspondence and any other writing relating to such potential Higher and Better Offer under discussion and of all non-public information requested by or furnished to that Third Party in the format requested by or furnished to that Third Party; and

     (iii) The Company and the other Debtors do not provide any non-public information to a Third Party except pursuant to a written non-disclosure agreement executed by such Third Party with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement between the Company and the Buyer dated November 30, 1998 (the "Confidentiality Agreement").

     4.7 Delivery of Financial Statements. As promptly as possible following the last day of each month after the date of this Agreement until the Closing Date, and in any event within 30 days after the end of each such month, the Company shall deliver to the Buyer its monthly operating reports for the Debtor Entities, prepared in the same format as the monthly operating reports of the Company provided to the Bankruptcy Court (collectively, the "Interim

Monthly Financial Statements"). As promptly as possible following the last day of the first three fiscal quarters in each fiscal year, and in any event within 45 days after the end of each such quarter, the Company shall deliver to the Buyer its unaudited consolidated balance sheet and the related unaudited consolidated statements of operations and cash flows for the year-to-date period then ended, prepared in accordance with GAAP (except as otherwise described therein) applied on a basis consistent with that of the Audited Financial Statements, and complying as to form with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (collectively, the "Unaudited Quarterly Financial Statements").

     4.8 Full Access. The Company shall permit the Buyer and the financial advisors, legal counsel, accountants, consultants and other authorized representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with normal business operations) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company, provided that each such authorized representative of the Buyer other than legal counsel has executed a confidentiality agreement which is satisfactory to the Company. The Company shall cause its officers and management to cooperate fully with the representatives and agents of the Buyer and shall make themselves available to the extent reasonably necessary to complete the due diligence process and the consummation of the transactions contemplated hereby. During the period prior to the Closing, the Company shall furnish as promptly as practicable to the Buyer
(a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as the Buyer reasonably may request.

     4.9 Disclosure Statement. The Buyer shall furnish the Company with all information and shall take such other action as the Company may reasonably request in connection with the Disclosure Statement. The Company shall consult with the Buyer and its counsel in connection with, and shall permit the Buyer and its counsel to participate in, the preparation and Bankruptcy Court approval process of the Disclosure Statement and any amendments or supplements thereto.

     4.10 Sale of Certain Bonds; Treatment of Differential. (a) Subject to the terms and conditions set forth herein, the Buyer or any designated Affiliate or Affiliates thereof shall purchase from the Company and its Affiliates, and the Company and such Affiliates of the Company shall be obligated to sell to the Buyer or such Affiliates of the Buyer, all of those certain CMBS bonds held by the Company and its Affiliates specified in Schedule 4.10 (the "CMBS Bonds"). Any purchase of the CMBS Bonds by the Buyer or its Affiliate(s) pursuant to this
Section 4.10 shall be at an aggregate price (the "Bond Purchase Price") determined as set forth in Schedule 4.10 hereto based on interest rate spreads no greater than those specified therein. The current servicing structure for such CMBS Bonds shall be retained so long as the Buyer or an Affiliate thereof controls the entity which holds such CMBS Bonds and no default has occurred under the relevant servicing arrangements with respect thereto. The Buyer may terminate the obligation to purchase the CMBS Bonds by giving written notice to the Company, within eighteen (18) Business Days following the date of this Agreement (or if the

Initial Purchase Order has not been entered within sixteen (16) Business Days following the date of this Agreement, within two (2) Business Days following the entry of the Initial Purchase Order) and the payment of the Buyer Reimbursement pursuant Section 8.11 (the "Diligence Period") in the event that the Buyer is not satisfied, for any reason whatsoever in its sole discretion, with its due diligence review of the CMBS Bonds and matters relating thereto, or if at any time the Buyer has terminated this Agreement pursuant to Sections 6.1(2), (4),
(6), (7), or (8). The consummation of any purchase of the CMBS Bonds by the Buyer or such Affiliate(s) shall occur on the earlier of (x) the Closing of the transactions contemplated by this Agreement or (y) such date, within thirty (30) Business Days following termination of this Agreement pursuant to Article VI hereof, as the parties mutually shall agree, and the Bond Purchase Price shall be determined as of the third (3rd) Business Day prior to the consummation of such purchase. The obligation of the Buyer or such Affiliate(s) to purchase the CMBS Bonds shall be subject to the satisfaction, or waiver by the Buyer or such Affiliate(s), of the conditions set forth in Section 5.2(1). In the event that, prior to the purchase of the CMBS Bonds by the Buyer or such Affiliate(s), the Company is compelled to sell any portion of such CMBS Bonds by creditors claiming an interest therein, the Buyer or such Affiliate(s) shall be given a reasonable opportunity to purchase such portion of the CMBS Bonds at the portion of the Bond Purchase Price applicable thereto determined in accordance with
Schedule 4.10; provided, however, that if the Buyer or such Affiliate(s) decline to purchase such portion of the CMBS Bonds at such price, the Buyer or such Affiliate(s) shall remain obligated to purchase the remainder of the CMBS Bonds in accordance with the terms hereof and the Company thereafter may sell such portion of the CMBS Bonds to one or more third parties at such price and on such terms as the Company shall determine in its sole discretion, subject to the Company's obligation to use its best efforts to sell the CMBS Bonds, no later than the Closing Date, for greatest possible aggregate gross sale proceeds.

     (b) If the excess of $425,000,000 over the gross proceeds from the sale of the CMBS Bonds (such excess, the "Differential"), is $20,000,000 or less, the Company shall have the right and the obligation to use its best efforts to raise the amount of such Differential, on or prior to the Closing Date, from the proceeds of Additional Financing pursuant to Section 4.10(e) below, the proceeds of a Rights Offering to holders of Company Common Stock pursuant to Section 4.10(d) below, or the proceeds of a sale of additional shares of Series E Preferred Stock to the Buyer pursuant to Section 4.10(c) below, or any combination thereof as the Company in its sole discretion shall determine; provided that in no event shall the aggregate proceeds from any purchase of additional shares of Series E Preferred Stock by the Buyer and from any Rights Offering, plus 55% of the proceeds of any Additional Financing, exceed $11,000,000.

     (c) In the event that any proceeds from the exercise of Rights pursuant to a Rights Offering and/or from any Additional Financing are less than the Differential, then, at the election of the Company, the Buyer shall purchase additional shares of Series E Preferred Stock on the terms and conditions set forth herein in an amount equal to difference between the Differential and the proceeds of any Rights Offering and/or Additional Financing, provided, however, that in no event shall the Buyer be required to purchase shares of Series E Preferred Stock having an aggregate purchase price of more than $11,000,000.

     (d) In the event that the proceeds from the sale of any additional shares of Series E Preferred Stock to the Buyer and/or from any Additional Financing are less than the Differential, then the Company may, at its election and in its sole discretion, conduct a rights offering (the "Rights Offering") to the record holders of Company Common Stock (the "Eligible Holders") as of the record date determined for that purpose by the Board of Directors of the Company (the "Record Date"). Pursuant to the Rights Offering, Eligible Holders will be issued transferable rights ("Rights") to purchase, for cash at the stated liquidation value, shares of a new series of senior cumulative convertible preferred stock (the "Holder Preferred Stock") having the same rights and preferences as the Series E Preferred Stock except that shares of such Holder Preferred Stock shall have only those voting rights required by applicable law (including the Bankruptcy Code) or by the rules of the NYSE and otherwise shall comply with the rules of the NYSE. The Rights shall be allocated among the Eligible Holders pro rata, based upon the number of shares of Company Common Stock held by each such Eligible Holder on the Record Date (rounded up to the next whole number of shares); provided, however, that Eligible Holders will be afforded oversubscription rights. The Holder Preferred Stock shall be listed on the NYSE subject to satisfaction of the listing eligibility requirements thereof. The Buyer agrees to underwrite Holder Preferred Stock having a purchase price of up to $11,000,000, minus the purchase price of any Series E Preferred Stock purchased pursuant to Section 4.10(c), issued in connection with the Rights Offering pursuant to a standby underwriting agreement on customary terms but providing for the payment of no fees to the Buyer. Anything contained herein to the contrary notwithstanding, in no event shall the aggregate proceeds from any purchase of additional shares of Series E Preferred Stock by the Buyer and from any Rights Offering, plus 55% of the proceeds of any Additional Financing, exceed $11,000,000. In the event that the Company does not elect to conduct a Rights Offering to provide proceeds to fund the Differential, or to the extent that it conducts such a Rights Offering in an amount less than the maximum otherwise permitted hereby, for a period commencing with the date of execution of this Agreement and ending six (6) months following consummation of the Plan, the Company, in its discretion, may conduct a Rights Offering on the terms and subject to the maximum amount set forth above.

     (e) In the event that the Company elects to fund some or all of the Differential through additional debt financing, the Buyer shall use its best efforts to arrange for the Company, and the Company shall use its best efforts to obtain, third party debt financing in the amount of the Differential or such portion thereof as the Company shall designate, on terms reasonably acceptable to the Company and the Buyer ("Additional Financing"); provided, however, that the amount of such Additional Financing shall in no event exceed $20,000,000.

     4.11 Restrictions on Transfer of Securities. (a) Each certificate representing (i) the Purchased Shares; (ii) shares of Company Common Stock received upon conversion of any of the Purchased Shares; or (iii) any other securities issued in respect of the Purchased Shares or such shares of Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (the securities described in clauses (i) through (iii) above being referred to collectively as "Restricted Securities") shall, unless otherwise permitted by this Section 4.11, be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any other legend(s) required under any applicable state securities or "blue sky" laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ANY WAY IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION TO THE COMPANY (FROM LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY) REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE RECORD HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE DIRECTED TO THE SECRETARY OF THE COMPANY.

     The Company shall promptly remove any such legend upon written request of the record holder of any such certificate accompanied by an opinion of counsel (by counsel reasonably acceptable to the Company) reasonably satisfactory to the Company to the effect that such legend is no longer required by applicable law and when such legend no longer is required by the terms of this Agreement or the Registration Rights Agreement.

     (b) Prior to any proposed sale, transfer or other disposition of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering such proposed transfer, the record holder of such Restricted Securities shall give written notice to the Company of its intention to effect such sale, transfer or disposition. Each such notice shall described the manner and circumstances of the proposed sale, transfer or disposition in reasonable detail and shall be accompanied by either (i) an opinion of counsel (by counsel reasonably acceptable to the Company) reasonably acceptable to the Company to the effect that the proposed sale, transfer or disposition may be effected without registration under the Securities Act and will be in compliance with or exempt from applicable state securities or "Blue Sky" laws or (ii) or a no action letter from the SEC to the effect that the sale, transfer or disposition of such Restricted Securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereto and an opinion of counsel as contemplated by clause (i) above as to compliance with state law, whereupon, in each case, the record holder shall be entitled to sell, transfer or dispose of such Restricted Securities in accordance with the terms of the notice delivered to the Company by such record holder. Unless there is in effect a registration statement under the Securities Act covering the proposed sale, transfer, or disposition, each certificate to be issued to evidence the Restricted Securities sold, transferred or disposed of as permitted hereby shall hear a restrictive legend as set forth in Section 4.11(a) above, except that such certificate need not bear a restrictive legend (and may be thereafter sold, transferred or disposed of) if (x) in the opinion of counsel to the record holder (which counsel and opinion shall be reasonably acceptable to the Company), such legend is not required in order to establish compliance with any provision of the Securities Act, and (y) a period of at least one (1) year has elapsed from the later of the date the Restricted Securities were acquired from the Company or from an Affiliate of the Company and the record holder represents to the Company, in writing, that it is not an Affiliate of the Company and has not been an Affiliate of the Company during the prior three (3) month period and shall not become an Affiliate of the Company without submitting the certificate(s) representing the Restricted Securities for reimposition of a restrictive legend or (z) the Restricted Securities have been sold pursuant to Rule 144(k) under the Securities Act (or any successor provision thereto) and the certificate is accompanied by a written representation of the record holder that such holder is not an Affiliate of the Company, has not been an Affiliate of the Company during the prior three (3) month period and has held the Restricted Securities for at least two (2) years.

     (c) Any sale, transfer or disposition of Restricted Securities during the period ending eighteen (18) months subsequent to the Closing Date shall be conditioned upon the written agreement of the purchaser, transferee or other recipient thereof to be bound by the terms of Section 4.12 of this Agreement and any purported sale, transfer or disposition absent such written agreement shall be void ab initio and without force and effect.

     4.12 Restrictions on Certain Transactions. Commencing on the date of execution of this Agreement and continuing during the period ending eighteen
(18) months subsequent to the Closing Date, the Buyer and its Affiliates shall not, directly or indirectly, enter into any short position, put option or other similar instrument or position with respect to Company Common Stock, take any action for the purpose of increasing the conversion rate or decreasing the conversion price at which the Purchased Shares are convertible into Company Common Stock, or take any similar action with respect to the Company Common Stock prohibited under the Exchange Act (including, without limitation, Section 10(b) thereof) or any successor statute thereto, and the rules and regulations thereunder. The Buyer shall cause any transferees or assignees to be bound by this provision.

     4.13 Good Faith Deposit. Within two Business Days after the earlier of (i) the expiration of the Due Diligence Period or (ii) the waiver of the Due Diligence Period by the Buyer, the Buyer shall deposit at Crestar Bank the sum of $5 million (the "Deposit"), to be held in escrow, pending the consummation of the transactions contemplated by this Agreement, pursuant to an escrow agreement among the Buyer, the Company and the Bank as Escrow Agent thereunder on such terms as such parties mutually shall agree (the "Escrow Agreement").

                                 ARTICLE V
                           CONDITIONS TO CLOSING

     5.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by that Party, of the following conditions:

     (1) no statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity that prohibits, and no action, suit or proceeding shall be pending or threatened by any Governmental Entity challenging, the consummation of any of the transactions contemplated hereby;

     (2) all consents, orders and approvals from all Governmental Entities, the New York Stock Exchange ("NYSE") and other Persons or entities listed in
Schedule 2.4 or Schedule 3.2 shall have been obtained and shall be in effect (subject to right of the Buyer to eliminate (but not otherwise amend) rights of Preferred Stock to obtain NYSE consent);

     (3) the Confirmation Order, in a form reasonably satisfactory to each of the Parties, shall have been entered by the Bankruptcy Court and shall have been in full force and effect for 11 days without any stay or material modification or amendment thereof, and the time to appeal or petition for certiorari designated by statute or regulation shall have expired and no appeal or petition for certiorari shall be pending or, if an appeal or petition for certiorari has been timely filed or taken, the order or judgment of the tribunal shall have been affirmed (or such appeal or petition shall have been dismissed as moot) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed, or the petition for certiorari shall have been denied, and the time to take any further appeal or to seek further certiorari designated by statute or regulation shall have expired;

     (4) the CMBS Bonds shall contemporaneously be sold, as of the Closing Date, (or to the extent, if any, permitted by Section 4.4(b)(3), shall have previously been sold) for minimum aggregate gross sale proceeds of $425,000,000 (or such lesser amount as, together with such additional funds (if any) as may be provided pursuant to Section 4.10, shall generate proceeds to the Company of at least $425,000,000); and

     (5) the Company shall have entered into debt financing agreements, including issuance of debt instruments in partial settlement of liabilities as contemplated by the Plan, with one or more lenders pursuant to which those lenders have provided debt financing yielding proceeds to the Company of not less than $435,000,000 (plus the amount of any Additional Financing pursuant to
Section 4.10(e)) as of the Closing Date on terms and conditions (A) under which the Weighted Average Financing Costs as defined in Schedule 1.6 of such debt (including any equity component) does not exceed 10% per annum, (B) under which the minimum Weighted Average Term as defined in said Schedule 1.6 is not less
than  5  years  and  (C) otherwise   customary  in  the  market  and
reasonably satisfactory to the Buyer in its sole discretion.

     5.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, at and as of the Closing Date, of the following conditions:

     (1) the representations and warranties of the Company contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 5.2 not to include any qualification or limitation with respect to materiality (whether by reference to a Company Material Adverse Effect or otherwise), shall be true and correct as of the Closing Date, with the same effect as though such representations and warranties were made as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct result from actions permitted by this Agreement or would not individually or in the aggregate have a Company Material Adverse Effect, and the Company shall in all respects have performed or complied with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not have a Company Material Adverse Effect, and the Company shall have delivered to the Buyer a certificate (without qualification as to Knowledge or materiality or otherwise) to the effect that each of the conditions specified herein is satisfied in all respects;

     (2) there shall not have occurred between the date of this Agreement and the Closing Date a Company Material Adverse Effect;

     (3) the Company shall have executed and delivered the Registration Rights Agreement and all of the documents contemplated to be delivered hereby and thereby and the Buyer shall have received a favorable opinion addressed to the Buyer, dated as of the Closing, from counsel to the Company, reasonably satisfactory to the Buyer, in substantially the form set forth in Exhibit D;

     (4) the director of the Company listed as the resigning director in a letter from the Company to the Buyer delivered prior to the Closing shall have delivered to the Company an irrevocable resignation from such position, such resignation to be contingent upon and effective as of the Closing, and the directors of the Company listed as new directors in a letter from the Buyer to the Company delivered prior to the Closing shall have been duly elected as directors of the Company effective as of Closing;

     (5) the Company shall have issued the Purchased Shares and, as of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, a number of shares of Common Stock equal to at least 225% of the number of shares of Common Stock which would be issuable upon conversion of the shares of Series E Preferred

Stock;

     (6) all of the shares of Company Common Stock issuable upon the conversion of the Series E Preferred Stock to be issued as contemplated by this Agreement shall have been listed or approved for listing upon issuance on the NYSE;

     (7) The Company shall have sold, or been ready, willing and able to sell, the CMBS Bonds to the Buyer or an Affiliate thereof pursuant to Section 4.10 if the Buyer or such Affiliate has committed to purchase such CMBS Bonds as contemplated by such Section 4.10; and

     5.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by the Company, at and as of the Closing Date, of the following conditions:

     (1) the representations and warranties of the Buyer contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 5.3 not to include any qualification or limitation with respect to materiality (whether by reference to a Buyer Material Adverse Effect or otherwise), shall be true and correct as of the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct result from actions permitted by this Agreement or would not individually or in the aggregate have a Buyer Material Adverse Effect, and the Buyer shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified herein is satisfied in all respects;

     (2) the Buyer shall have delivered the Purchase Price against delivery of the Purchased Shares and otherwise shall in all respects have performed or complied with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not have a Buyer Material Adverse Effect and the Buyer shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified herein is satisfied in all respects; and

     (3) Within two Business Days after the earlier of (i) the expiration of the Due Diligence Period or (ii) the waiver of the Due Diligence Period by the Buyer, the Buyer shall deposit at Crestar Bank the Deposit, to be held in escrow, pending the consummation of the transactions contemplated by this Agreement, pursuant to the Escrow Agreement.

                                 ARTICLE VI
                                 TERMINATION

     6.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

     (1) the Parties may terminate this Agreement by mutual written consent;

     (2) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach (i) of any of its representations and warranties contained in this Agreement, which representations and warranties shall be deemed for purposes of this clause (2) not to include any qualification or limitation with respect to materiality (whether by reference to a Company Material Adverse Effect or otherwise), except where the matters in respect of which such representations and warranties are in breach would not individually or in the aggregate have a Company Material Adverse Effect or have a material adverse effect on the interests of the Buyer pursuant to this Agreement, or (ii) of any covenant or agreement contained in this Agreement in any material respect except where the breach(es) would not, individually or in the aggregate, have a Company Material Adverse Effect or material adverse effect on the interests of the Buyer pursuant to this Agreement, and in either case such breach either (x) is not subject to cure or (y) if subject to cure, is not cured by the earlier of the Confirmation Date or fifteen (15) Business Days after delivery of written notice thereof (which notice shall specify in reasonable detail the nature of such breach);

     (3) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach (i) of any of its representations and warranties contained in this Agreement, which representations and warranties shall be deemed for purposes of this clause (3) not to include any qualification or limitation with respect to materiality (whether by reference to a Buyer Material Adverse Effect or otherwise), except where the matters in respect of which such representations and warranties are in breach would not individually or in the aggregate have a Buyer Material Adverse Effect, or (ii) of its covenants or agreements contained in this Agreement in any material respect except where the breach(es) would not, individually or in the aggregate, have a Buyer Material Adverse Effect, and in either case such breach either (x) is a default in payment due from the Buyer hereunder or otherwise is not subject to cure or (y) if subject to cure, is not cured by the earlier of the Confirmation Date or fifteen (15) Business Days after delivery of written notice thereof (which notice shall specify in reasonable detail the nature of such breach);

     (4) (a) the Buyer may terminate this Agreement by giving written notice to the Company (i) if the Initial Purchase Motion is not filed within five (5) Business Days after execution of this Agreement, (ii) if the Initial Purchase Order has not been entered by the Bankruptcy Court on or prior to the 22nd day following the date of filing of the Initial Purchase Order; (iii) if on or prior to November 15, 1999, the Disclosure Statement is not approved to the Buyer's reasonable satisfaction; (iv) if on or prior to

December 10, 1999, the Confirmation Order has not been entered by the Bankruptcy Court; or (v) on or after December 31, 1999, if the Closing shall not have occurred on or before such date (in each case unless the failure results primarily from a breach of any representation, warranty or covenant contained in this Agreement by the Buyer);

     (b) the Company may terminate this Agreement by giving written notice to the Buyer (i) if the Initial Purchase Order has not been entered by the Bankruptcy Court on or prior to the 22nd day following the date of filing of the Initial Purchase Order; (ii) if on or prior to November 15, 1999, the Disclosure Statement is not approved to the Company's reasonable satisfaction; (iii) if on or prior to December 10, 1999, the Confirmation Order has not been entered by the Bankruptcy Court; or (iv) on or after December 31, 1999, if the Closing shall not have occurred on or before such date (in each case unless the failure results primarily from a breach of any representation, warranty or covenant contained in this Agreement by the Company);

     (5) the Company may terminate this Agreement in connection with an alternative transaction with a Third Party pursuant to a Higher and Better Offer by giving written notice to the Buyer, provided that on or before such termination the Debtors shall have paid to the Buyer the applicable Buyer Breakup Fee;

     (6) the Buyer may terminate this Agreement by giving written notice to the Company if the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to the Buyer its approval or recommendation of this Agreement or the Purchase. if the Company or any other Debtor files either an amendment to any provision of the Plan which the Buyer reasonably determines in good faith to be materially adverse to Buyer's interest or if the Board of Directors of the Company shall have recommended a Company Acquisition Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a Company Acquisition Proposal with a Person other than the Buyer;

     (7) the Buyer may terminate this Agreement by giving written notice to the Company, within Eighteen (18) Business Days following the date of this Agreement (or, if the Initial Purchase Order has not been entered within 16 Business Days following the date of this Agreement, within two Business Days following the entry of the Initial Purchase Order) and the payment of the Buyer Reimbursement pursuant to Section 8.11 (the "Due Diligence Period"), in the event that the Buyer is not satisfied, for any reason whatsoever in its sole discretion, with its due diligence review of the Company Entities and their businesses, assets, operations and financial condition (including without limitation review of items covered by the Disclosure Letter or the Schedules hereto); and

     (8) the Buyer may terminate this Agreement by giving written notice to the Company if a trustee or an examiner with expanded powers is appointed in the Debtors' cases, or any of the cases are dismissed or converted to any Chapter under the Bankruptcy Code other than Chapter 11.

     6.2 Effect of Termination; Buyer Breakup Fee. (a) If either Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder will terminate without any liability of either Party to the other Party except as specifically provided in this Section 6.2, provided that this Section 6.2 and Article VIII shall survive any such termination. Any claim arising out of or in connection with the Company's willful or intentional breach of any covenant or agreement herein will be treated as a claim for an expense of administration under 11 U.S.C.Section 503(b)(1) of the Company's bankruptcy estate.

     (b) In the event that this  Agreement is terminated  other than pursuant to
Section 6.1(3),  6.1(7) or 6.1(4)(a)(v))  (in the case of Section  6.1(4)(a)(v), where the Closing has not occurred by reason of the failure to satisfy any of the conditions set forth in Section 5.1(2), 5.1(4) or 5.1(5) without breach of this Agreement by the Company) (such a termination being herein called a "Breakup Event"), then the Company shall pay to the Buyer the amount of $1,000,000 (the "Buyer Breakup Fee") by wire transfer of immediately available funds, on the earliest of (i) the confirmation of any alternative plan of reorganization with respect to any of the Debtors, (ii) any merger, consolidation, sale of material assets, tender offer for, recapitalization of or accumulation or acquisition of material securities issued by, or other business combination involving, the Company or any of the Company Entities or (iii) 180 days after termination of this Agreement. The claims of the Buyer to the Buyer Breakup Fee shall constitute a first priority administrative expense under 11 U.S.C.Section 507(a) (1).

     (c) In the event that this Agreement is terminated pursuant to Section 6.1(3), then no Buyer Breakup Fee shall be payable and the Buyer shall (i) forfeit the Deposit in whole or in part pursuant to terms of the Escrow Agreement, (ii) shall be liable for and pay to the Company any and all additional damages available thereto at law or in equity to the extent of proven damages incurred by the Company by reason thereof, (iii) repay the Commitment Fee pursuant to Section 8.15, and (iv) repay the Buyer Reimbursement pursuant to
Section 8.11.

     (d) In the event of a breach of this Agreement by the Company, its damages and liability shall be limited to (i) payment of the Commitment Fee to the extent the condition therefor set forth in Section 8.15 has been met, (ii) payment of the Buyer Reimbursement, and (iii) to the extent applicable pursuant to Section 6.2(b) hereof, payment of the Buyer Breakup Fee.

     (e) Except as provided in Section 6.2(f), in no event shall the liability or obligations of the Buyer or any Affiliate thereof pursuant to or arising out of this Agreement or the transactions contemplated hereby, by reason of a breach of this Agreement or otherwise, exceed $50 million in the aggregate (including the Deposit).

     (f) In the event that the Buyer or an Affiliate thereof shall deliver a binding commitment to purchase the CMBS Bonds pursuant to Section 4.10 and shall fail to purchase such CMBS Bonds in breach of such commitment and this Agreement, the Buyer or such Affiliate, as the case may be, shall be liable for any and all proven damages incurred by the Company by reason of such breach, up to a maximum of $100 million.

                                 ARTICLE VII
                                 DEFINITIONS

     When used in this Agreement, the following terms have the following meanings:

     "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary.

     "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in Maryland or New York.

     "Buyer Material Adverse Effect" means a material adverse effect on (i) the businesses, assets (including licenses, franchises and other intangible assets) or financial condition, operating income or prospects of the Buyer and its subsidiaries, taken as a whole or (ii) the ability of the Buyer to consummate the transactions contemplated hereby.

     "CERCLA" means the United States Comprehensive Environmental Compensation, Liability and Response Act of 1980.

     "Company Affiliated Group" means each group of corporations with which any of the Company Entities has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns.

     "Company Affiliated Period" means a period in which any of the Company Entities was a member of a Company Affiliated Group;

     "Company Material Adverse Effect" means a material adverse effect on (i) the businesses, assets (including licenses, franchises and other intangible assets), or financial condition or operating income of the Company Entities, taken as a whole, except where such effect results from changes in prevailing interest rates or interest rate spreads or changes in prevailing economic or market conditions having a similar effect on the industry generally, or (ii) the ability of the Company to consummate the transactions contemplated hereby.

     "control" (including the terms "controls" "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in
Section 3(l) of ERISA),  and
any other material written or oral plan, agreement or arrangement involving direct or indirect employee compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

     "environment" has the meaning set forth in CERCLA.

     "Environmental  Authorization" means any license, permit,  certificate,  or
other   authorization   from  a   Governmental   Entity  under  any   applicable
Environmental Law.

     "Environmental Law" means any foreign, federal, state or local law, statute, permits, orders, rule or regulation or the common or decisional law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.

     "Environmental Property Transfer Act" means any applicable law (including rules, regulations and administrative orders thereunder) of any Government Entity that requires any notification or disclosure of environmental conditions in connection with the transfer, sale, lease or closure of any property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code).

     "Filing Date" means October 5, 1998.

     "Governmental  Entity"  means any  government  or any court,  arbitrational
tribunal,   administrative   agency  or  commission  or  other  governmental  or
regulatory authority or agency, whether federal, state, local, or foreign.

     "Knowledge" in the case of the Company shall mean the actual knowledge of any senior officer listed on Schedule 7 hereto after due inquiry and investigation including inquiry of such other persons known by a senior officer to have material knowledge of such matters, and in the case of the Buyer shall mean the actual knowledge of any of the persons listed on Schedule 7 hereto.

     "Materials of Environmental Concern" means any material regulated under any Environmental Law, including chemicals, pollutants or contaminants, hazardous substances (as the term "hazardous substance" is defined under CERCLA or any Environmental Law), solid wastes and hazardous wastes (as the terms "solid waste" and "hazardous waste" are defined under the United States Resources Conservation and Recovery Act or any Environmental Law), toxic materials, or oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law, but not including normal office and cleaning products.

     "Ordinary Course of Business" means the ordinary course of business of the Company Entities as currently conducted or as conducted during the Pre-Filing Period consistent with past custom and practice, including with respect to frequency and amount.

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

     "Release" has the meaning set forth in CERCLA.

     "Security  Interest"  means  any  mortgage,   pledge,   security  interest,
encumbrance, charge or other lien (whether arising by contract or by operation of law), other than liens arising in the Ordinary Course of Business.

     "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by any Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

     "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                              ARTICLE VIII
                           GENERAL PROVISIONS

     8.1 Press Releases and Announcements. Neither Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it determines in good faith, after consultation with counsel, is required by law or regulation (in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).

     8.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     8.3  Entire  Agreement.  This  Agreement  and the  exhibits  and  schedules attached hereto and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of the Agreement.

     8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, except that the Buyer may assign any of its rights, but not its obligations, under this Agreement to any one or more of its Affiliates, or, with the consent of the Company (not to be unreasonably withheld), any other Person, so long as (i) the Buyer and its Affiliates shall acquire or otherwise have the power to vote or direct the voting of more than 50% of the Purchased Shares after giving effect to all such assignments, and
(ii) the Buyer remains liable for all its obligations hereunder. Any Person to which the Buyer may assign any portion of its rights to purchase Purchased Shares pursuant to this Agreement as provided above (an "Assignee") shall as a condition to such purchase deliver to the Company at the Closing a letter containing representations and warranties by and with respect to such Assignee to the effect set forth in Sections 3.1(b), 3.2, 3.7 and 3.9 and shall agree to be bound by Sections 4.11 and 4.12 hereof.

     8.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.6 Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     8.7 Notices. (a) All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two Business Days after it is sent via a reputable international overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company:                          With a copy to:

     CRIIMI MAE Inc.                    Venable, Baetjer and Howard, LLP
     11200 Rockville Pike                        Two Hopkins Plaza, Suite 1800
     Rockville, MD 20852                         Baltimore, MD 21201
     Attn:  General Counsel             Attn:    Richard L. Wasserman, Esq.
                                                 Anita J. Finkelstein, Esq.

     If to the Buyer:                            With a copy to:

     AP-CM, L.L.P.                      Kramer Levin Naftalis & Frankel LLP
     1301 Avenue of the Americas                 919 Third Avenue
     New York, New York 10019                    New York, NY 10022
     Attn:  Richard Mack                Attn:    Kenneth H. Eckstein, Esq.
                                                 Peter G. Smith, Esq.

     (b) Either Party may give any notice, request, demand, claim or other communication hereunder by personal delivery, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     8.8 Governing Law. (a) This Agreement is governed by the law of the State of Maryland, without regard to conflicts of laws principles.

     (b) With respect to any suit, action or proceeding (any "Proceeding") arising out of or relating to this Agreement, each of the Company, the other Debtors and the Buyer (including any permitted assigns or transferees thereof) hereby irrevocably (i) submits to the exclusive jurisdiction of the Bankruptcy Court and waives any objection to venue in the Bankruptcy Court, whether on the grounds of forum non conveniens or otherwise, provided, however, that nothing herein shall limit the appellate rights of any party; and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, return postage prepaid, or by recognized express carrier or delivery service to the Company and the Buyer at their respective addresses as set forth in Section 8.7 hereof; provided, however, that nothing herein shall limit the right of any party to serve process in any other manner permitted by law.

     8.9 Amendments and Waivers. The Parties may amend any provision of this Agreement at any time by a written instrument signed by both Parties. No waiver by either

Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.10 Severability. If any court of competent jurisdiction determines that any material provision of this Agreement is invalid or unenforceable, then, only to the extent the Parties agree, such provision shall be severable and null and void, and, in such event, such determination shall in no way limit or affect the enforceability or operative effect of any or all other portions of this Agreement.

     8.11 Expenses. (a) Promptly upon entry of the Initial Purchase Order, the Company shall pay to the Buyer, by wire transfer of immediately available funds to the account specified by the Buyer, the sum of $300,000 to compensate Buyer for all costs and expenses (including fees and expenses of legal, accounting and financial advisors and including due diligence fees of third parties, whether or not affiliated with the Buyer) incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby (the "Buyer Reimbursement"). In the event that this Agreement is terminated pursuant to Section 6.1(3), then the Buyer shall repay the full amount of the Buyer Reimbursement to the Company within five Business Days after the Buyer's receipt of a final order of the Bankruptcy Court finding that the Buyer has breached this Agreement as required for such termination. If this Agreement is terminated other than pursuant to
Section 6.1(3), then within fifteen Business Days thereafter, the Buyer shall provide to the Company reasonable documentation of all such costs and expenses (including fees and expenses of legal, accounting and financial advisors, and including due diligence fees of third parties, whether or not affiliated with the Buyer) incurred by the Buyer and the excess, if any, of $300,000 over the sum of such costs and expenses shall be refunded to the Company. If the transactions contemplated by this Agreement are consummated, then the Buyer shall retain the full amount of the Buyer Reimbursement without any requirement to provide documentation of costs and expenses incurred. The Bankruptcy Court shall be the final arbiter of any disputes between the Buyer and the Company or any of its official committees regarding the reasonableness of the costs and expenses incurred by the Buyer.

     (b) The Company shall bear its own costs and expenses (including fees and expenses of its legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

     8.12 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     8.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     8.14 Survival of Representations. None of the representations and warranties made by the Parties in this Agreement shall survive the Closing, except that the representations and warranties of the Company regarding its material liabilities and amounts payable by the Debtors pursuant to or required to fund the Plan set forth in Section 2.8 shall survive for a period of three
(3) years after the Closing. The Buyer shall have no claim for breach of the representations and warranties set forth in Section 2.8 except to the extent that the liabilities and amounts payable by the Debtors pursuant to or required to fund the Plan exceed the amounts represented therein by $5 million in the aggregate.

     8.15 Commitment Fee. Subject to Bankruptcy Court approval, within two Business Days after the earlier of (x) the expiration of the Due Diligence Period or (y) the waiver of the Due Diligence Period by the Buyer, but in no event prior to the entry of the Initial Purchase Order, unless this Agreement has been terminated prior to such expiration or waiver, the Company shall pay to the Buyer, by wire transfer of immediately available funds, a non-refundable commitment fee of $500,000, which amount shall be retained by the Buyer subject to repayment by the Buyer (with interest) only if this Agreement is terminated by the Company pursuant to Section 6.1(3) (that is, by reason of a material breach by the Buyer of any representation, warranty, covenant or agreement hereunder.)




                     Signatures Begin on the Following Page

     The Parties hereby execute this Agreement on the date stated in the introductory clause.

                                             CRIIMI MAE INC.



                                              By:   /s/ William B. Dockser
                                                    ---------------------------
                                                    Name:    William B. Dockser
                                                    Title:   Chairman


                                              AP-CM, L.L.C.



                                              By:   /s/ Richard Mack
                                                    ---------------------------
                                                    Name:    Richard Mack
                                                    Title:   Vice President

                              ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  CRIIMI MAE INC.


     CRIIMI MAE INC., a Maryland corporation (the "Corporation"), by and through its undersigned Chairman, does hereby certify that:

     A. On            , 1999,  the Board of Directors  of the  Corporation  (the
"Board of Directors"), pursuant to Section 2-105 of the Maryland General Corporation Law (the "GCL") and Article SIXTH of the Articles of Incorporation of the Corporation, duly classified 500,000 unissued shares of the Corporation's preferred stock, $.01 par value per share ("Preferred Stock"), into a class of preferred stock designated "Series E Cumulative Convertible Preferred Stock" (the "Series E Preferred Stock") and established and fixed the preferences, conversion or other rights, voting powers, restrictions and terms and conditions of redemption of such shares of stock, and authorized the execution and delivery of these Articles Supplementary to the Maryland State Department of Assessments and Taxation for filing pursuant to Section 2-208 of the GCL.

     B. The terms of the Series E Preferred Stock, as set by the Board of Directors, are as follows:

     1. Definitions. For the purposes of these Articles Supplementary, the following terms shall have the meanings indicated:

     "Affiliate" shall mean such term as defined in Rule 405 under the Securities Act of 1933, as amended.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Maryland are authorized or obligated by law or executive order to close.

     "Cash Flow from Operating Activities" shall mean net income as defined in accordance with generally accepted accounting principles (GAAP) as adjusted for certain non-cash and reclassification items. Annex 1 hereto and incorporated herein by reference contains illustrations of the computation of Cash Flow from Operating Activities.

     "Common Stock" shall mean the common stock of the Corporation, par value $.01 per share.

     "Conversion Price" shall mean $3.50 per share of Common Stock, subject to adjustment as described in Section 10. [Final price to be adjusted if necessary based on final debt cost.]

     "Initial Purchaser" shall mean that holder (or, if more than one, those holders collectively) of Series E Preferred Stock which acquired such stock directly from the Corporation at the time shares of Series E Preferred Stock were first authorized and issued.

     "Liquidation Value" with respect to a share of Series E Preferred Stock shall mean $100.00, subject to appropriate adjustment in the event of stock splits, stock dividends, combinations or similar recapitalizations affecting such share.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Redemption Price" with respect to a share of Series E Preferred Stock shall mean $100.00, subject to appropriate adjustment in the event of stock splits, stock dividends, combinations or similar recapitalizations affecting such share.

     "Series B Preferred Stock" means the series of the Corporation's preferred stock designated "Series B Convertible Preferred Stock", the preferences, rights, powers, restrictions and terms and conditions of redemption of which are set forth in Articles Supplementary to the Articles of Incorporation of the Corporation filed with the Maryland State Department of Assessments and Taxation on August 8, 1996.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the equity interest is owned, directly or indirectly, by such Person, other than any trust in which the Corporation, directly or indirectly, owns a majority equity interest in accordance with the ordinary course of the Corporation's business as of the date of issuance of the Series E Preferred Stock.

     "Weighted Average Financing Cost" shall mean, with respect to any indebtedness, any interest coupon appertaining to debt (i.e., bank debt, repurchase agreements, if any, unsecured debt). Weighted Average Financing Cost does not include amortization of deferred financing costs (including, but not limited to, bank commitment/placement fees of 1.5%-or as otherwise agreed, other related debt placement costs) and does not include amortization of debt discount/premium, if any.

     2. Designation and Number. The shares of such series of preferred stock shall be designated as "Series E Cumulative Convertible Preferred Stock" (the "Series E Preferred Stock"). The number of shares initially constituting the Series E Preferred Stock shall be 500,000, which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of Series E Preferred Stock; provided, however, that such number may not be decreased below the number of then-outstanding shares of Series E Preferred Stock.

     3. Rank. The Series E Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank senior to the Common Stock and to all other capital stock of the Corporation (collectively, together with the Common Stock, the "Junior Securities"); provided that from and after the date which is 20 months plus one day after the date of issuance of the Series E Preferred Stock
(x) the Series B Preferred Stock issued and outstanding on the date of issuance of the Series E Preferred Stock, in a number not to exceed 1,593,982 shares, having an aggregate liquidation value not to exceed $40 million and bearing dividends at a per annum rate not to exceed 12% of such liquidation value, shall rank pari passu with the Series E Preferred Stock and (y) the Series B Preferred Stock shall no longer constitute "Junior Securities" for purposes hereof.

     4. Dividends and Distributions. (a) The holders of shares of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at the per annum rate per share equal to 12% of the Liquidation Value, representing an initial rate of $12.00 per share, subject to appropriate adjustment in the event of stock splits, stock dividends, combinations or similar recapitalizations affecting such shares.

     (b) All dividends with respect to the Series E Preferred Stock shall be cumulative (whether or not declared by the Board of Directors) from the date of original issuance and shall be payable, out of the assets of the Corporation legally available therefor, in quarterly installments on the 15th day of ___________, ______________, ____________ and ___________ in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing ________________, 2000. Each such quarterly dividend shall be fully cumulative, to the extent not paid, and shall accrue (whether or not earned or declared), without interest, from the date of issuance of the Series E Preferred Stock, and thereafter from the first day of the quarterly period in respect of which such dividend may be payable as herein provided. Dividends payable for each quarterly dividend period (including the period corresponding to the initial Quarterly Dividend Payment Date on ____________, 2000) shall be computed by dividing the annual dividend by four. Dividends payable with respect to any partial dividend period (other than the period corresponding to the initial Quarterly Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months.

     (c) Dividends paid on the shares of the Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series E Preferred Stock at the time outstanding pro rata. The Board of Directors may fix a record date for the determination of holders of shares of the Series E
Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days nor less than ten (10) days prior to the date fixed for the payment thereof.

     (d) Any dividend payment made on shares of the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series E Preferred Stock which remains payable.

     (e) The holders of shares of the Series E Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

     5. Voting Rights. (a) In addition to the rights hereinafter specified in this Section 5 and any other rights provided by law or the By-laws of the Corporation, (x) each holder of shares of Series E Preferred Stock outstanding shall be entitled to one vote for each share of Common Stock into which each share of Series E Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to that vote, each holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the By-laws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any matter submitted to a vote of holders of Common Stock except to any matter with respect to which the holders of Series E Preferred Stock have voted, or are simultaneously voting, separately as a single class (including, without limitation, voting separately as a class with respect to the election directors), and (y) the holders of Series E Preferred Stock, voting separately as a single class, shall be entitled to vote with respect to, and the affirmative vote or consent, in person or by proxy or at a special meeting of Series E Preferred Stock holders called for such purpose, of holders of at least a majority of the shares of Series E Preferred Stock then-outstanding shall be required to approve, any of the following matters (whether or not they are otherwise matters upon which holders of Common Stock or any other capital stock of the Corporation have the right to vote):

     1. Financings or refinancings senior in right of payment, liquidation or otherwise to the Series E Preferred Stock, of any material indebtedness of the Corporation and its Subsidiaries at a financing cost in excess of 10%.

     2. Issuance or sale of any class of capital stock, or any right to acquire or any security exchangeable for or convertible into any class of capital stock, of the Corporation or any of its Subsidiaries for a price per share less than the then-Current Market Price thereof or, in the case of the Common Stock, less than the greater of such Current Market Price, the Conversion Price or Revised Conversion Price, as applicable, or the Average Market Price (in each case as defined below), except shares of Junior Preferred Stock and shares of Common Stock, or options to acquire Common Stock, granted under any employee benefit or director option plan, in an aggregate amount not to exceed ____________________ and issuances of Common Stock pursuant to the Corporation's Dividend Reinvestment Plan.

     3. Dividends or distributions with respect to any class of capital stock of the Corporation other than (i) quarterly dividends on the Series E Preferred Stock as provided herein, and (ii) quarterly dividends on the Series B Preferred Stock as provided in Section 4 of the Series B Articles at a rate per annum no greater than 12%; provided that the Corporation may pay, in respect of any year, a dividend or dividends in an aggregate amount equal to up to 95% (or such lesser percentage as may then be required under the REIT Provisions as defined in the

Articles of Incorporation, as amended) of the Corporation's income for such year taxable for federal income tax purposes, of which amount up to 35% may be paid in cash and the remainder of which dividend or dividends may be paid by issuing shares of one or more new series of preferred stock junior to the Series E Preferred Stock as to dividends, liquidation preference and redemption rights, convertible into Common Stock at a price no less than the Current Market Price, and otherwise having the terms set forth in Annex 2 hereto and incorporated herein by reference with such changes thereto as are not inconsistent with the material terms thereof or adverse to the interest of holders of Series E Preferred Stock (the "Junior Dividend Stock").

     4. Acquisitions by the Corporation or its Subsidiaries of a business or line of business substantially as a whole or mergers with other businesses, except as provided in the Corporation's Business Plan in effect on the date of issuance of the Series E Preferred Stock.

     The foregoing rights of the Series E Preferred Stock to vote separately as a class shall cease at such time as the Initial Purchaser, its managing members and any Affiliates of such managing member, shall cease to beneficially own or otherwise have the power to vote or direct the voting of, in the aggregate, at least 40% of the shares of Series E Preferred Stock originally issued.

     (b) (i) Except as provided in Sections 5(b)(ii), 5(b)(iii) or 5(d) below, or as required by the current terms of any currently existing series of preferred stock, the Board of Directors of the Corporation shall consist of nine members, and at each annual or other election of directors, the holders of at least a majority of the then-outstanding shares of Series E Preferred Stock, voting together as a single class, shall be entitled to elect four of the nine members of the Board of Directors (of whom two shall be members of Class __, one shall be a member of Class __, and one shall be a member of Class __). Any vacancy occurring because of the death, resignation, or removal of a director elected by the holders of Series E Preferred Stock shall be filled by the vote of the remaining directors elected by the holders of Series E Preferred Stock or, if there are none, by the holders of a majority (or by unanimous written consent) of the then-outstanding shares of Series E Preferred Stock.

     (ii) If (x) as of the end of any calendar month ended 18 months or more after the date of issuance of the Series E Preferred Stock, the Corporation's Cash Flow from Operating Activities for the last six full calendar months ending with such month, multiplied by two, shall be less than $60 million, or (y) the Corporation shall not effect the redemption of the Series E Preferred Stock as required by Section 7 for any reason, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of Series E Preferred Stock shall have the exclusive right to elect the members of the Board of Directors to fill such two newly created directorships, of whom one shall belong to each of the two Classes then having the longest remaining terms in office, in addition to the four members of the Board of Directors which the holders of Series E Preferred Stock shall be entitled to elect pursuant to (i) above.

     (iii) In the event that no more than 250,000 shares of the Series E Preferred Stock (as such shares may be adjusted for stock splits, stock dividends and the like) shall remain outstanding, the number of members of the Board of Directors which the holders of Series E Preferred Stock are entitled to elect pursuant to this Section 5(b) shall be reduced proportionately as follows:

     (A) Pursuant to Section 5(b)(i), the holders of Series E Preferred Stock shall be entitled to elect three directors if more than 187,500 shares of Series E Preferred Stock are outstanding, two directors if more than 125,000 but not more than 187,500 shares of Series E Preferred Stock are outstanding, and one director if more than 50,000 but not more than 125,000 shares of Series E Preferred Stock are outstanding.

     (B) Pursuant to Section 5(b)(ii), under the circumstances set forth therein the number of directors shall be increased by one, from nine to ten, and the holders of Series E Preferred Stock shall be entitled to elect the director to fill such newly created vacancy, if more than 125,000 shares of Series E Preferred Stock are outstanding.

     (C) In the event of any such decrease in the number of directors which the holders of Series E Preferred Stock are entitled to elect, the directors so elected shall be deemed to resign immediately and automatically to the extent required to reduce the number continuing in office to the number provided above, in the following order: (x) first, the director or directors most recently elected to the Class or Classes which then include the most directors elected by holders of Series E Preferred Stock, until such Classes are even and (y) second, the director with the shortest remaining term in office. Notwithstanding the foregoing, to the extent that the number of directors which the holders of Series E Preferred Stock are entitled to elect is decreased because the number of shares of Series E Preferred Stock has decreased as a result of a conversion of shares of Series E Preferred Stock following a notice of redemption thereof pursuant to Section 7(a), that number of directors previously elected by the holders of Series E Preferred Stock (or successors thereto) set forth in the following sentence shall remain in office until the expiration of their respective terms and shall thereafter be nominated by the Board of Directors for reelection, such that each such director shall serve an additional term or terms ending with the Company's annual meeting in the third (3rd) calendar year following the year in which such redemption notice was delivered or, if there is no such annual meeting, on December 31 of such third calendar year. The number of directors to remain in office and be nominated in accordance with the preceding sentence shall be as follows:

Three: so long as the Initial Purchaser, the managing member of the Initial Purchaser and Affiliates of such managing member own (i) at least one (1) share of Series E Preferred Stock and (ii) in the aggregate, shares of Series E Preferred Stock and shares of Common Stock issued upon conversion of shares of Series E Preferred Stock representing at least 20% of the number of shares of Series E Preferred Stock originally issued (subject to appropriate adjustment in the case of stock dividends, stock splits, combinations or similar recapitalizations affecting such shares);

Two: so long as so long as the Initial Purchaser, the managing member of the Initial Purchaser and Affiliates of such managing member own
          (i) at least one (1) share of Series E Preferred Stock and (ii) in the aggregate, shares of Series E Preferred Stock and shares of Common Stock issued upon conversion of shares of Series E Preferred Stock equal to at less than 20% but at least 15% of the number of shares of Series E Preferred Stock originally issued (subject to appropriate adjustment in the case of stock dividends, stock splits, combinations or similar recapitalizations affecting such shares);

One: so long as the Initial Purchaser, the managing member of the Initial Purchaser and Affiliates of such managing member own at least 10% of the number of shares of Series E Preferred Stock originally issued.

     (iv) The right of the holders of shares of Series E Preferred Stock to act as a single class to elect members of the Board of Directors pursuant to Section 5(b)(i), (ii) and (iii) above shall terminate at such time, if any, as the Initial Purchaser and the managing member of such Initial Purchaser and Affiliates of such managing member shall cease to own or otherwise have the power to vote or direct the voting of, in the aggregate, a majority of the shares of Series E Preferred Stock then outstanding; provided, however, that under such circumstances the Series E Preferred Stock, shall have the right to elect, in the manner described in Section 5(b)(i), one member of the Board of Directors (and to fill any vacancy occurring because of the death, resignation or removal of a director so elected) so long as the Initial Purchaser, the managing member of such Initial Purchaser and Affiliates of such managing member beneficially own, in the aggregate, shares of Series E Preferred Stock, and shares of Common Stock issued upon conversion of shares of Series E Preferred Stock, representing at least 10% of the shares of Series E Preferred Stock originally issued.

     (v) So long as holders of shares of Series E Preferred Stock voting separately as a class shall be entitled to elect any member or members of the Board of Directors pursuant to Section 5(b), the Board of Directors shall have no Executive Committee or other committee to which all or substantially all of the powers of the Board of Directors are delegated, and shall have no other committee to which any significant portion of the powers of the Board of Directors are delegated, except those other committees specifically authorized by, and the powers of which are specifically set forth in, By-laws of the Corporation (x) approved by two-thirds of the Board of Directors (at a time when members of the Board of Directors constitute more than one-third of number of directors then constituting the whole Board of Directors) or (y) approved by the members of the Board of Directors elected by the holders of Series E Preferred Stock, each of which committees shall. except as otherwise required by the rules of the New York Stock Exchange or other principal trading market of the Corporation's securities, include at least one member of the Board of Directors elected by the holders of the Series E Preferred Stock.

     (c) The affirmative vote or consent, in person or by proxy, in writing or at a special or annual meeting of stockholders called for the purpose, of the holders of at least:

          (i) two-thirds of the outstanding shares of Series E Preferred Stock, voting separately as a class, shall be necessary to authorize, create or increase the authorized or issued amount of, any class or series of the Corporation's capital stock ranking prior to or on a parity with the Series E Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up or to reclassify any authorized capital stock of the Corporation into any such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock;

          (ii) two-thirds of the outstanding shares of Series E Preferred Stock, voting separately as a class, shall be necessary to amend, alter or repeal any of the provisions of the Articles of Incorporation or the Articles Supplementary to the Articles of Incorporation for the Series E Preferred Stock, whether by merger, consolidation or otherwise so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; or

          (iii) a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, shall be necessary to (x) increase the amount of authorized Common Stock or authorize or create other class or series of capital stock or (y) increase the amount of authorized shares of any other class or series of capital stock, whether or not ranking junior to the Series E Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, provided that the voting rights granted by this clause (iii) shall not apply in respect of authorization of shares of any series of Junior Dividend Stock and shall cease at such time as the Initial Purchaser, the managing member of such Initial Purchaser and Affiliates of such managing member no longer beneficially own, in the aggregate, shares of Series E Preferred Stock representing at least 10% of the shares of Series E Preferred Stock originally issued.

     (d) During any period in which (x) dividends on the Series E Preferred Stock are cumulatively in arrears for not less than five quarterly dividend payments (whether or not consecutive), or (y) for any two consecutive quarterly periods either dividends on the Series E Preferred Stock for any such period are not paid in full or dividends on the Series E Preferred Stock for any prior period are in arrears, or both, then, in the case of either (x) or (y), the number of directors constituting the Board of Directors shall, without further action, be increased by two and the directors elected by the holders of Series E Preferred Stock, if any, and otherwise the holders of shares of the Series E Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the members of the Board of Directors to fill such newly created directorships, of whom one member shall belong to each of the two Classes then having the longest remaining terms in office, the remaining directors to be elected by the other classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Thereafter, upon expiration of the terms of the directors so elected, the successors thereto shall be elected by the holders of Series E Preferred Stock. Such additional voting rights shall continue until such time as all dividends accumulated on the Series E Preferred Stock shall have been paid in full, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series E Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above. In no event shall the holders of Series E Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 5(d), or more than six directors to the Board of Directors, out of a total of no more than eleven members of the Board of Directors, pursuant to this Section 5(d) and
Section 5(b) hereof.

     (e) (i) The foregoing rights of holders of shares of Series E Preferred Stock to take any actions as provided in this Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, of the holders of the minimum number of shares required to take such action, or by unanimous written consent, delivered to the Secretary of the Corporation. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% or more of the outstanding shares of Series E Preferred Stock addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within sixty (60) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     (ii) Notwithstanding the foregoing, to the extent, if any, that the shares of Series E Preferred Stock may then be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so as to render Section 14(a) or Section 14(c) of the Exchange Act applicable thereto, then such a special meeting of holders of shares of Series E Preferred Stock is not required to be called by the Corporation and unanimous written consent of holders of shares of Series E Preferred Stock is not required to be sought by the Corporation except (x) in connection with any annual meeting or special meeting of stockholders of the Corporation generally or (y) to the extent that one or more holders of shares of Series E Preferred Stock or their Affiliates shall agree to reimburse the Corporation for its reasonable expenses relating to compliance with the requirements of the Exchange Act applicable to such meeting or unanimous written consent, and under such circumstances, if no vote or unanimous consent of holders of Series E Preferred Stock at a meeting or by unanimous written consent is obtained or required to be obtained as provided in
(x) or (y) above, any action otherwise requiring the affirmative vote or unanimous written consent of holders of Series E Preferred Stock pursuant to
Section 5(a) or (b) may be approved by the affirmative vote of two-thirds of the members of the Board of Directors including at least one of the members of the Board of Directors then in office theretofore elected by the holders of Series E Preferred Stock as provided in Section 5(b) or (d).

     (iii) At each meeting of stockholders at which the holders of shares of Series E Preferred Stock shall have the right, voting separately as a single class, to elect directors of the Corporation as provided in this Section 5 or to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series E Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

               (A) the absence of a quorum of the holders of shares of Series E Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series E Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series E Preferred Stock or the taking of any action as provided in this
          Section 5; and

               (B) in the absence of a quorum of the holders of shares of Series E Preferred Stock, the holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series E Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in Sections  5(a),  (b),  (c), and
(d) by the holders of Series E Preferred Stock, each such holder shall have one vote for each share of such stock standing in such holder's name on the transfer books of the Corporation, in each case as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held or action by written consent is taken.

     Each director elected by the holders of shares of Series E Preferred Stock as provided in Section 5(b), or as provided in Section 5(d), unless his or her term shall expire earlier upon payment in full by the Corporation of all accumulated dividends on the Series E Preferred Stock, shall hold office until the next annual meeting of stockholders after his or her election at which members of the Class of directors to which such director belongs are to be elected pursuant to the Articles of Incorporation or until his or her successor, if any, is elected and qualified.

     In case any vacancy shall occur among the directors elected by the holders of shares of Series E Preferred Stock as provided in Section 5(b) or (d), such vacancy may be filled for the unexpired portion of the term of such director by vote of the remaining director or directors theretofore elected by such holders (if there is a remaining director or directors), or of such director's successors in office. If any such vacancy is not so filled within twenty (20) days after the creation thereof or if all directors so elected by the holders of Series E Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series E Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

     Any director elected by the holders of shares of Series E Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote of at least a majority (or by unanimous written consent) of the outstanding shares of Series E Preferred Stock. A special meeting of the holders of shares of Series E Preferred Stock may be called for any of the foregoing purposes in accordance with the procedures set forth in Section 5(e)(i).

     (f) Notwithstanding any other provision of these Articles Supplementary or the Articles of Incorporation of the Corporation, any vacancy on the Board of Directors occurring because of the death, resignation or removal of any director who is not an officer or employee of or consultant to the Corporation or its Subsidiaries shall be filled only by another director who is not an officer or employee of or consultant to the Corporation or its Subsidiaries.

     6. Certain Restrictions. (a) If shares of Series E Preferred Stock are outstanding, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all past dividend periods and the then-current dividend period, other than pursuant to Section 4(c) the Corporation will not declare, make, pay or set apart for payment or distribution any dividends or other distributions (other than in Junior Securities and cash in lieu of fractional shares) on the Common Stock or any other series or class of capital stock ranking, as to dividends, junior to the Series E Preferred Stock for any period.

     (b) If shares of Series E Preferred Stock are outstanding, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all past dividend periods and the then-current dividend period, the Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Common Stock or any other series or class of capital stock (except by conversion into or exchange for Junior Securities); provided, however, that the foregoing shall not prevent the purchase or acquisition of any shares of capital stock of the Corporation by the Corporation (i) in order to preserve the status of the Corporation as a REIT or
(ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of capital stock of the Corporation and approved by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 6(b), purchase or otherwise acquire such shares at such time and in such manner.

     7. Redemption. (a) The Series E Preferred Stock shall not be redeemable in whole or in part prior to 24 months after the date of issuance of the Series E Preferred Stock. Thereafter, (x) to the extent the Corporation shall have funds legally available therefor, the Series E Preferred Stock shall be subject to redemption at the option of the Corporation (as determined by a vote of the Board of Directors, excluding the votes of any directors elected by the holders of the Series E Preferred Stock) on any Quarterly Dividend Payment Date from the date 24 months after the date of issuance of the Series E Preferred Stock through the eighth anniversary of the date of issuance of the Series E Preferred Stock, in whole but not in part, in cash, at the Redemption Price, together in each case with an amount equal to accrued and unpaid dividends to (and including) the date fixed for redemption, and (y) on the eighth anniversary of the issuance of the Series E Preferred Stock, any shares of Series E Preferred Stock not theretofore redeemed or converted are required to be redeemed by the Corporation in whole, in cash, at the Redemption Price, together with an amount equal to accrued but unpaid dividends to (and including) the date fixed for redemption, which in the case of such mandatory redemption shall be the eighth anniversary of the date of issuance of the Series E Preferred Stock. To the extent that the Corporation does not have funds legally available for such required redemption or does not otherwise effect such required redemption for any reason, the holders of the Series E Preferred Stock, in addition to any other rights or remedies they may have, shall have the right voting separately as a single class to compel the Corporation to sell assets to the extent necessary to fully effect the required redemption. On and after the date fixed for redemption, provided that the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or deposited in trust for the benefit of the holders of the Series E Preferred Stock, dividends shall cease to accrue on the Series E Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the monies payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any monies deposited in trust by the Corporation which shall not be required for redemption, because of the exercise of any right of conversion by the holders of the Series E Preferred Stock, shall be repaid to the Corporation forthwith. Any monies deposited in trust by the Corporation and unclaimed at the end of two years from the date fixed for such redemption shall be repaid to the Corporation upon its written request, after which repayment the holders of the shares of Series E Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

     (b) Notice of any redemption pursuant to Section 7(a) shall be given to the holders of shares of Series E Preferred Stock once not less than sixty (60) days prior to the date fixed for redemption. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock books of the Corporation and will specify (i) the date fixed for redemption, (ii) the number of shares of Series E Preferred Stock to be redeemed, (iii) the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (iv) the place or places where certificates for shares of Series E Preferred Stock are to be surrendered for payment of the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (v) that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accrue on the date fixed for redemption, and
(vi) in the case of any redemption pursuant to Section 7(a)(x), the date upon which the holders' conversion rights will terminate and in the case of any redemption pursuant to Section 7(a)(y), the fact that holders shall have no further conversion rights with respect to the shares called for redemption.

     (c) If a notice of redemption has been given pursuant to Section 7(a)(x), but not pursuant to Section 7(a)(y), and any holder of shares of the Series E Preferred Stock shall, prior to the close of business on the fifth day preceding the date fixed for redemption, give written notice to the Corporation pursuant to Section 10 below of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed, or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 10 below), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 10 below, whereupon any funds deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 10 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

     8. Reacquired Shares. Any shares of Series E Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series E Preferred Stock shall upon their cancellation, and upon the filing of appropriate articles supplementary with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of another series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any Series E Preferred Stock remains outstanding.

     9. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of any shares of Junior Securities, the holders of Series E Preferred Stock shall be entitled to receive, in respect of each share, out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions equal to the greater of (x) the amount of the Liquidation Value per share, plus an amount equal to all dividends accrued and unpaid thereon as of the date of liquidation, dissolution or winding up or (y) the amount which would be received in such liquidation in respect of the number of shares of Common Stock into which such share of Series E Preferred Stock is then convertible. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series E Preferred Stock, then the holders of the Series E Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

     10. Conversion. (a) (i) Except as provided in Section 10(a)(ii) below, holders of shares of Series E Preferred Stock shall have the right, exercisable at any time, except in the case of shares of Series E Preferred Stock theretofore called for redemption to the extent provided in Section 7 above, to convert shares of Series E Preferred Stock into fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) at a price that is the lesser of (A) the Conversion Price or (B) the Revised Conversion Price (as defined below). The number of shares of Common Stock into which a share of Series E Preferred Stock shall be convertible shall be determined by dividing (x) the Liquidation Value (plus accrued but unpaid dividends through the date of Conversion unless such accrued but unpaid dividends are paid by the Corporation in cash within five Business Days after delivery of the Conversion Notice (as defined in Section 10(b) below) with respect to such Conversion) by (y) the Conversion Price or the Revised Conversion Price, as the case may be. In the case of shares of the Series E Preferred Stock called for redemption pursuant to Section 7(a)(x), conversion rights shall expire at the close of business on the fifth Business Day immediately preceding the date fixed for redemption. No payment or adjustment for accrued dividends on the shares of Series E Preferred Stock is to be made on conversion, but holders of record of shares of Series E Preferred Stock on a record date applicable to a Quarterly Dividend Payment Date shall be entitled to receive such quarterly dividend payment notwithstanding the conversion of such shares prior to such Quarterly Dividend Payment Date.

     Prior to 18 months from the date of issuance of the Series E Preferred Stock, the Conversion Price applicable to such conversion shall be 92.86% of the Conversion Price otherwise applicable, reflective of the private issuance of the Series E Preferred Stock and the Common Stock into which it is convertible.

     (ii) After 18 months from the date of issuance of the Series E Preferred Stock, the Conversion Price shall be revised to a price (the "Revised Conversion Price") equal to that percentage of the Average Market Price (as defined below) for the Reference Periods (as defined below) specified below:

                           Average Market Price
                         During Reference Periods
---------------------------------------------------------------------------
                       Revised Conversion Price as
                       a Percentage of such Average
Greater Than or Equal to           Less Than                  Market Price

     $4.75 1                           -                          60.0%
     $4.00                           $4.75                        62.5%
     $3.00                           $4.00                        65.0%
       -                             $3.00                        70.0%

     1 There will be no adjustment if the Average Market Price during the Reference Periods is equal to at least $4.75.


     For purposes of determining the Revised Conversion Price, the "Average Market Price" means the weighted average of the Trading Prices (as defined below) of the Common Stock for all Trading Days (as defined below) during the Reference Periods; provided that in no event will the Average Market Price be greater than (x) the product of (A) two times the Corporation's Cash Flow from Operating Activities for the last six full calendar months ending 18 months after the date of issuance of the Series E Preferred Stock, multiplied by (B) 8.5, divided by (y) the total number of shares of Common Stock outstanding on a fully diluted basis (assuming conversion of all outstanding shares of Series E Preferred Stock and exercise or conversion in full of all outstanding options or other securities or rights convertible into or exercisable to acquire Common Stock), and in no event shall the Revised Conversion Price be greater than $3.50 per share. The term "Reference Periods" shall mean the two 60-day periods beginning no less than 9 months from the date of issuance of the Series E Preferred Stock and ending no more than 18 months from the date of issuance of the Series E Preferred Stock chosen at random in the manner described in Annex B hereto. The "Trading Price" as to any Trading Day means the weighted average of the trading prices of the Common Stock on such Trading Day or, if no trade of the Common Stock takes place on that Trading Day, the weighted average of the bid and asked prices of the Common Stock, in either case on the New York Stock Exchange ("NYSE") (or on such other national securities exchange as may then constitute the primary market for the Common Stock) as reported by Bloomberg Financial Markets (or such other source as the Board of Directors of the Corporation shall reasonably designate in good faith), or, if the shares of Common Stock are not listed or admitted to trading on the NYSE or any other national securities exchange, the weighted average quoted prices, or if not so quoted, the weighted average of the bid and asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if shares of Common Stock are not quoted by any such organization, the weighted average of the bid and asked prices as furnished by a professional market maker making a market in such shares reasonably selected in good faith by the Board of Directors of the Corporation. The term "Trading Day" means a day on which the principal national securities exchange or national automated quotation system on which shares of the Common Stock are listed or admitted to trading is open for the transaction of business or, if such shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close. Notwithstanding the foregoing, if the Revised Conversion Price as otherwise determined pursuant to this Section 10(a)(ii) would be less than $1.75, then the Corporation, in its sole discretion, may elect to fix the Revised Conversion Price at $1.75 and to issue promptly to the record holders of Series E Preferred Stock as of the date 18 months from the date of initial issuance of the Series E Preferred Stock, pro rata in proportion to the number of shares of Series E Preferred Stock then held of record by such holders, warrants to purchase, at a price of $2.00 per share, shares of Common Stock in such number as may be required so that the value of such warrants at the time of their issuance (determined using the Black-Scholes valuation method) shall be equal to the product of (x) $1.75 multiplied by (y) the difference between (A) a fraction the numerator of which is the total Liquidation Value of the Series E Preferred Stock (plus accrued but unpaid dividends thereon unless such accrued but unpaid dividends are paid by the Corporation in cash no later than the date as of which this calculation is made) and the denominator of which is the Revised Conversion Price as it would have otherwise been determined pursuant to this Section (10)(a)(ii) except for the limitation provided in this sentence, and (B) a fraction the numerator of which is the total Liquidation Value of the Series E Preferred Stock (plus accrued but unpaid dividends thereon unless such accrued but unpaid dividends are paid by the Corporation) and the denominator of which is $1.75. Such warrants shall be exercisable at any time or from time to time until the fifth anniversary of the date of issuance of such warrants. Application of the Black-Scholes valuation method for such purpose shall assume volatility equal to the REIT industry average, dividends equal to the actual dividends on Common Stock and Series E Preferred Stock, exercise after three (3) years and a risk free rate equal to the Treasury bills rate for the issue with a maturity most closely matching the assumed time of exercise of the warrants. In the event that any warrants shall be issued pursuant to this Section 10(a)(ii), the Company shall grant registration rights in respect thereof and in respect of the Common Stock issuable upon exercise thereof pursuant to the Registration Rights Agreement between the Corporation and the Initial Purchaser; provided that expenses of registration of the warrants shall be borne by the holders thereof seeking registration and expenses of registration of the underlying Common Stock shall be borne by the Corporation.

     Note: Final Conversion Price and Revised Conversion Price range will be adjusted and specified in these Articles Supplementary as actually filed, based on final debt costs.

     (b) Holders of Series E Preferred Stock may convert such Series E Preferred Stock into Common Stock by surrendering to the Corporation at its principal offices, or, if the Corporation has appointed a transfer agent for the Series E Preferred Stock, to the Corporation's transfer agent (the "Transfer Agent"), at its designated offices in the City of _________________, the certificate of such Series E Preferred Stock to be converted, properly endorsed and medallion certified and accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Conversion Notice"). In case a Conversion Notice shall specify a name or names other than that of such holder, such Conversion Notice shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series E Preferred Stock pursuant hereto.

     (c) As promptly as practicable, and in any event within five Business Days after the date of delivery of the shares of Series E Preferred Stock to be converted (and the Conversion Notice), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series E Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series E Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. All conversions shall be deemed to have been made at the close of business on the date of delivery of the Conversion Notice, so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series E Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) calendar days); but the surrender of shares of Series E Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series E Preferred Stock were surrendered, and at a rate of conversion which assumes the conversion took place during the period immediately prior to the closing of such books.

     (d) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series E Preferred
Stock. If more than one share of the Series E Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series E Preferred Stock so surrendered. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of the Series E Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fraction in an amount equal to the same fraction of Sale Price (as defined below) of the Common Stock at the close of business on the day of conversion. In the absence of a Sale Price, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate. As used herein, "Sale Price" means the closing sales price of the Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by the Nasdaq Stock Market and if not so reported, then as reported by the National Quotation Bureau Incorporated.

     (e) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the then-outstanding shares of the Series E Preferred Stock. For the purposes of this Section 10(e), the full number of shares of Common Stock then issuable upon the conversion of all then-outstanding shares of the Series E Preferred Stock shall be computed as if at the time of computation, all outstanding shares of the Series E Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Maryland, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of the Series E Preferred Stock (as provided herein) at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of the Series E Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock issued upon conversion of the shares of the Series E Preferred Stock shall be validly issued, fully paid and nonassessable.

     (f) Each of the Conversion Price and the Revised Conversion Price shall be subject to adjustment as follows:

               (i) In case the Corporation shall (A) pay a dividend or make a distribution on any class of its capital stock in shares of its Common Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price or the Revised Conversion Price, as applicable, in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price or the Revised Conversion Price, as applicable, thereafter shall be determined by multiplying the Conversion Price or the Revised Conversion Price, as applicable, at which the shares of the Series E Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision, combination or reclassification.
          Notwithstanding anything to the contrary in these Articles Supplementary, Common Stock issued pursuant to the Corporation's dividend reinvestment plan shall not result in any adjustment to the Conversion Price or the Revised Conversion Price.

               (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share less than the greater of (x) the Conversion Price or Revised
          Conversion Price, as applicable, or (y) the current market price per share of Common Stock (as determined in accordance with the provisions of Section 10(f)(iv) below) at the record date therefor (the "Current Market Price"), or (z) after 18 months from the date of issuance of the Series E Preferred Stock, the Average Market Price, or in case the Corporation shall issue any shares of Common Stock or other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock so issued or deliverable upon conversion or exchange thereof less than the greater of (x) the Conversion Price or Revised Conversion Price, as applicable, or (y) the Current Market Price or (z) after 18 months from the date of issuance of the Series E Preferred Stock, the Average Market Price, then the Conversion Price or the Revised Conversion Price, as applicable, in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price or the Revised Conversion Price, as applicable, thereafter shall be determined by multiplying (A) the Conversion Price or the Revised Conversion Price, as applicable, at which shares of the Series E Preferred Stock were theretofore convertible by (B) a fraction of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis on the date of issuance of such Common Stock or convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis on the date of issuance of such Common Stock or convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the greater of (x) the Conversion Price or Revised Conversion Price, as applicable, or (y) the Current Market Price or (z) the Average Market Price, as the case may be. Such adjustment shall be made whenever such Common Stock or convertible or exchangeable securities, rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price or the Revised Conversion Price pursuant to this
          Section 10(f)(ii), if any such right or warrant shall expire and shall not have been exercised, the

          Conversion Price or the Revised Conversion Price, as applicable, shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price or the Revised Conversion Price, as applicable, made pursuant to the provisions of Section 10(f) after the issuance of such rights or warrants) had the adjustment of the Conversion Price or the Revised Conversion Price, as applicable, made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised. Notwithstanding anything to the contrary in this
          Section  10(f)(ii),  (A) no adjustment to the Conversion  Price or the
          Revised Conversion Price shall be required with respect to the issuance or exercise of employee or director stock options granted under any employee benefit or director option plan, in an aggregate amount not to exceed _______________________, (B) no adjustment to the Conversion Price or the Revised Conversion Price shall be required with respect to the issuance of Junior Dividend Stock, convertible into Common Stock at a price of no less than $1.75 per share, in an aggregate amount not to exceed $15.5 million in aggregate conversion price and cash dividends thereon and (C) in the case of any adjustment of the Conversion Price or the Revised Conversion Price, as applicable, with respect to the issuance of Junior Dividend Stock, in any amount in excess of $15.5 million, the amount referred to in each clause (z) of the first sentence of this Section 10(f)(ii) shall be 95% of the Average Market Price.

               (iii) In case the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of any shares of capital stock of the Corporation or its Subsidiaries (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights to subscribe for or purchase any of its securities or those of its Subsidiaries (excluding those referred to in Sections 10(f)(i) and 10(f)(ii) above including the Junior Dividend Stock), then in each such case the number of shares of Common Stock into which each share of the Series E Preferred Stock shall thereafter be convertible shall be determined by multiplying (A) the Conversion Price or the Revised Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the lesser of (x) the Conversion Price or (y) the Current Market Price per share of Common Stock on the record date mentioned below less the then-fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the lesser of (x) the Conversion Price or (y) the Current Market Price per share of Common Stock on such record date; provided, however, that in the event the then-fair market value (as so determined) of the portion of securities so distributed applicable to one share of Common Stock is equal to or greater than the lesser of (x) the Conversion Price or (y) the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the Series E Preferred Stock shall have the right to receive the amount and kind of securities such holder would have received had such holder converted each such share of the Series E Preferred Stock immediately prior to the record date for the distribution of the securities. Such adjustment shall be made whenever any such payment or distribution is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the distribution.

               (iv) Attached to these Articles as Annex 3 and incorporated herein by reference are examples demonstrating the operation of the computations set forth in Sections 10(f)(i), 10(f)(ii) and 10(f)(iii). In the event of any ambiguity in the operation of the computations described in such Sections or conflict between the description of the computations set forth in such Sections and the examples set forth in Annex 3, the methodology set forth in Annex 3 shall govern.

               (v) For the purpose of any computation under Sections 10(f)(ii) and 10(f)(iii) and Section 5(a) above, the Current Market Price per share of Common Stock at any date shall be deemed to be the weighted average of the Trading Prices for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the day in question.

               (vi) No adjustment in the Conversion Price or the Revised Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Price or the Revised Conversion Price then in effect; provided, however, that any adjustment that by reason of this Section 10(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10(f) shall be made to the nearest cent.

               (vii) In the event that, at any time as a result of an adjustment made pursuant to Section 10(f)(i) or 10(f)(iii) above, the holder of any share of the Series E Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of the Series E Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 10(f)(i) through 10(f)(v) above, and the other provisions of this Section 10 with respect to the Common Stock shall apply on like terms to any such other shares.

               (viii) In the event of a distribution of evidence of indebtedness or other assets (as described in Section 10(f)(iii)) or a dividend to all holders of Common Stock of rights to subscribe for additional shares of the Corporation's capital stock (other than those referred to in Section 10(f)(ii)), the Corporation may, instead of making an adjustment of the Conversion Price or the Revised Conversion Price, make prior provision so that each holder who converts such shares of Series E Preferred Stock will be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights, warrants, evidences of indebtedness or other assets.

               (ix) Whenever the Conversion Price or the Revised Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series E Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price or the Revised Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The certificate shall be conclusive evidence of the correctness of the adjustment. The Corporation shall promptly cause a notice of the adjusted Conversion Price or the Revised Conversion Price to be mailed to each registered holder of shares of the Series E Preferred Stock.

               (x) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of the Series E Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of the Series E Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this
          Section 10(f)(ix) shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers or share exchanges.

     (g) The Corporation from time to time may reduce the Conversion Price or the Revised Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period. Whenever the Conversion Price or the Revised Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series E Preferred Stock a notice of the reduction at least fifteen (15) days before the date the reduced Conversion Price or the Revised Conversion Price takes effect, stating the reduced Conversion Price or the Revised Conversion Price and the period it will be in effect. A voluntary reduction of the Conversion Price or the Revised Conversion Price does not change or adjust the Conversion Price or the Revised Conversion Price otherwise in effect for purposes of Section 10(f) above.

     11. REIT Status. Nothing contained in these Articles Supplementary or the Articles of Incorporation shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Incorporation), including, without limitation, the enforcement of the provisions of Article EIGHTEENTH of the Articles of Incorporation.

     12. Reservation of Rights. The right to amend these Articles Supplementary in any manner now or hereafter authorized by law, including any amendment that alters the contract rights of the shares of Series E Preferred Stock then outstanding, is expressly reserved to the holders of Series E Preferred Stock.

     IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on _________, 1999.

                                             CRIIMI MAE INC.


                                             By: /s/ William B. Dockser
                                                 -----------------------
                                                 Chairman


[Seal]

Attest:


-----------------------
Name:
Title:  Secretary


     THE UNDERSIGNED, Chairman of the Corporation, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                             By: /s/ William B. Dockser
                                                 -----------------------
                                                 Chairman

EXHIBIT 99.1

        APOLLO REAL ESTATE TO INVEST IN NEW SERIES OF CRIIMI MAE SHARES

AGREEMENT IS PART OF A $910 MILLION REORGANIZATION PLAN UNDER WHICH CRIIMI MAE
                           WOULD EMERGE FROM CHAPTER 11


     ROCKVILLE, MARYLAND, SEPTEMBER 9, 1999 - CRIIMI MAE Inc. (NYSE:CMM) today entered into a Stock Purchase Agreement ("Agreement") with an affiliate of Apollo Real Estate Advisors IV, L.P. ("Apollo"). Under the Agreement, Apollo will purchase $50 million, (up to $61 million under certain circumstances), of a new series of convertible preferred stock which would be part of the financing of an approximately $910 million plan of reorganization (the "Proposed Plan") whereby the Company would emerge from Chapter 11. The Agreement, which is subject to bankruptcy court approval, received the unanimous approval of CRIIMI MAE's Board of Directors. The Special Reorganization Committee, composed of the outside directors of the Company, recommended Board approval of the Agreement with Apollo.

     In addition to the new equity investment, the Agreement and the Proposed Plan call for approximately $435 million of debt financing, some of which would come from existing debtholders, and $425 million of additional amounts, the bulk of which will result from the sale of certain commercial mortgage-backed securities ("CMBS"). Prior to October 5, 1999, which date could be extended under certain conditions, Apollo has the right to commit to purchase these CMBS at specified spreads over relevant treasury rates. The Company would retain related servicing rights so long as Apollo controls the entity which holds these bonds. At the Company's option, up to $11 million of the $425 million of the additional amounts may come from a rights offering in which existing common stockholders would be able to purchase new preferred stock on a pro rata basis.

     The new preferred stock to be purchased by Apollo would be convertible into common stock at an initial conversion price of $3.25 per share, subject to an initial adjustment based on the Company's debt costs and thereafter subject to certain anti-dilution adjustments. Eighteen months from the issuance of the preferred stock, the conversion price would be subject to a one-time revision if the average market price during two 60-day reference periods is less than $4.75 per share. If such a revision is necessary, the revised conversion price will become a percentage, (60% to 70% based on an agreed schedule), of the average market price during the reference periods.

     Under the Proposed Plan, the existing Series B Preferred Stock would become junior to the new preferred stock for 20 months and pari passu thereafter, with the current Series B dividend subject to upward adjustment as a result of confirmation of the Proposed Plan by the bankruptcy court. The Series C and Series D Preferred Stock would be redeemed in accordance with their terms. Holders of the Company's publicly-traded 91/8 % Senior Notes and other unsecured creditors would be paid in full, a portion in cash and a portion in new debt.

     Pursuant to the Agreement, the Board of Directors will be increased to nine members with holders of the new preferred stock electing four of the members.

     The Company has agreed that within five business days it will file a motion for expedited approval of certain provisions of the Agreement involving, among other things, a buyer break-up fee and buyer reimbursement and commitment fees. The Agreement is also subject to certain other conditions, including an eighteen-business day due diligence condition.

     CRIIMI MAE chairman, William B. Dockser said, "The Agreement is an important step toward emerging from Chapter 11. Apollo's investment with us provides additional capital while the plan to sell CMBS slims down CRIIMI MAE. Taken in its entirety, the Agreement and the Proposed Plan establish a base for growth."

     The Company is filing a report on Form 8-K with the Securities and Exchange Commission which will include the Agreement as an exhibit. The above summary of the Agreement is qualified in its entirety by reference to the entire Agreement (including the draft Articles Supplementary and the Proposed Plan).

     The Company has filed a motion to extend the period in which it has the exclusive right to file a plan of reorganization, and solicit acceptances thereof, for a period of an additional sixty days. A hearing on such motion will be held in bankruptcy court tomorrow.

     On October 5, 1998, the Company and two affiliates filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Before filing for reorganization, the Company had been actively involved in acquiring, originating, securitizing and servicing multi-family and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its loan origination, loan securitization and CMBS acquisition businesses. The Company continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliates, acts as a servicer for its own as well as third party securitizations.

     Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability of the capital markets, the trends in the CMBS market, the ability of the Company to obtain the additional capital called for by the Proposed Plan, competitive pressures, the effect of future losses on CRIIMI MAE's need for liquidity, the effects of the bankruptcy proceeding on CRIIMI MAE's ongoing business, the action of CRIIMI MAE's creditors, the ability to obtain the necessary bankruptcy court approval of the Agreement, confirmation of the Proposed Plan in the form contemplated by the Agreement, the successful completion of due diligence by the investor, the satisfaction of all conditions to closing of the Agreement and the reorganization financing and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth from time to time in CRIIMI MAE's SEC reports, including the report on Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended June 30, 1999.

     More   information   on  CRIIMI  MAE  is   available   on  its   website  -
www.criimimae.com - or for investors, call Andy Blocher, 301-231-0371 or for news media, call Jim Pastore, 202-546-6451.

Exhibit 99.2

                CRIIMI MAE DECLARES DIVIDEND ON COMMON SHARES
                 TO BE PAID IN NEW SERIES OF PREFERRED STOCK


     ROCKVILLE, MD, September 15, 1999 - (NYSE:CMM) - The board of directors of CRIIMI MAE Inc. yesterday, September 14, 1999, declared a dividend for common shareholders of record as of October 20, 1999. The dividend will be payable on November 5, 1999 in up to an aggregate of 1.61 million shares of a new series of $10 Face Value Series F Redeemable Cumulative Dividend Preferred Stock (the "Series F Dividend Preferred Stock") (NYSE: CMM-PrF). The distribution is designed to satisfy the Company's remaining federal income tax obligation for the 1998 tax year.

     Holders of record of each share of CRIIMI MAE common stock will be entitled to receive 3/100ths of a share of the new Series F Dividend Preferred Stock (i.e., three shares of Series F Dividend Preferred Stock for every 100 shares of common stock held). Series F Dividend Preferred Stock will be issued in whole shares, with shareholders receiving cash from a transfer agent for their fractional share interests at a price equal to the average sales price of all aggregated fractional shares sold by the transfer agent, less transaction costs. The Series F Dividend Preferred Stock will be convertible into shares of common stock during two, 10-business day windows: the first commencing on November 15, 1999, and the second commencing on January 21, 2000. Conversions will be based on the volume-weighted average of the sale prices of the common stock for the 10-trading days prior to the date converted, subject to a floor of 50% of the volume-weighted average of the sale prices of the common stock on November 5, 1999. At the end of the second conversion period, February 4, 2000, all conversion rights of Series F Dividend Preferred stockholders will expire.

     The Series F Dividend Preferred Stock provides for cash dividends at an annual fixed rate of 12%. The first dividend will be paid no earlier than the end of the calendar quarter in which the Company's anticipated plan of reorganization becomes effective, and no more than quarterly thereafter. Series F Dividend Preferred Stock is redeemable at the Company's option after November 5, 2000 at a price of $10.00 per preferred share plus accrued dividends.


     On October 5, 1998, CRIIMI MAE Inc. and two affiliates filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Before filing for reorganization, the Company had been actively involved in acquiring, originating, securitizing and servicing multi-family and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its loan origination, loan securitization and CMBS acquisition businesses. The Company continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for its own as well as third party securitizations. While the Company is in bankruptcy, the symbol for the Series F Dividend Preferred Stock will appear as QCMM Pr F on the NYSE tape.

     Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability of the capital markets, the trends in the CMBS market, competitive pressures, the effect of future losses on CRIIMI MAE's need for liquidity, confirmation and effectiveness of the anticipated plan of reorganization, the effects of the bankruptcy proceeding on CRIIMI MAE's ongoing business, the action of CRIIMI MAE's creditors, and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth from time to time in CRIIMI MAE's SEC reports, including the report on Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended June 30, 1999.

     More   information   on  CRIIMI  MAE  is   available   on  its   website  -
www.criimimae.com - or for investors, call Andy Blocher, 301-231-0371 or for news media, call Jim Pastore, 202-546-6451.